UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(AMENDMENT NO.     )

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X4 Pharmaceuticals, Inc.
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X4 PHARMACEUTICALS, INC.
61 North Beacon Street, 4th Floor
Boston, Massachusetts 02134
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 11, 2026
Dear Stockholder of X4 Pharmaceuticals, Inc.:
You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of X4 Pharmaceuticals, Inc., a Delaware corporation (the “Company”) on Monday, May 11, 2026 at 12:00 p.m. Eastern Time. The Annual Meeting will be held virtually via live audio-only webcast at www.virtualshareholdermeeting.com/XFOR2026. The Annual Meeting will be held online only. The Annual Meeting will be held for the following purposes:
1.    To elect the three Class III director nominees named in the accompanying proxy statement (the “Proxy Statement”), to serve until the 2029 Annual Meeting of Stockholders and until their successors are duly elected and qualified.
2.    To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.
3.    To approve the Second Amended and Restated 2017 Equity Incentive Plan to increase the number of shares available for issuance thereunder.
4. To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers.
5. To conduct any other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The Board of Directors has fixed March 13, 2026 as the record date for the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.
Instructions for accessing the virtual Annual Meeting are provided in the Proxy Statement. Unless otherwise announced differently at the meeting or on the meeting website, in the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the meeting chair or secretary will convene the meeting at 12:00 p.m. Eastern Time on the date specified above and at the Company’s address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair or secretary. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investors page of the Company’s website at https://investors.x4pharma.com/.

By Order of the Board of Directors,

David Kirske
Chief Financial Officer, Treasurer and Corporate Secretary
Boston, Massachusetts
March 20, 2026

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual
Meeting, please vote online or, if you requested printed copies of the proxy materials, by telephone or by completing, dating, signing and returning the proxy card or voting instruction form mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. If you participate virtually in the annual meeting, you may vote at that time, even if you previously submitted your vote. Please note, however, that if your shares are held of record by a broker, fiduciary or custodian and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder in order to vote your shares that are held in such agent’s name and account.

LEGAL MATTERS

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Stockholders to Be Held on May 11, 2026. The Proxy Statement and Annual Report for the year ended December 31, 2025 are available at www.proxyvote.com.

Forward-Looking Statements. The Proxy Statement contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements other than statements of historical fact included in the Proxy Statement, including statements about the Company’s Board of Directors, corporate governance practices and executive compensation program and equity compensation utilization, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in the Proxy Statement. Such risks, uncertainties and other factors include those risks described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and other subsequent documents we file with the SEC. The Company expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

Website References. Website references throughout this document are inactive textual references and provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of the Proxy Statement.

X4 PHARMACEUTICALS, INC.
61 North Beacon Street, 4th Floor
Boston, Massachusetts 02134
PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
May 11, 2026
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

What is the purpose of these proxy materials?
We are making these proxy materials available to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of X4 Pharmaceuticals, Inc. (“we,” “us,” “our” or the “Company”) for use at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on May 11, 2026 at 12:00 p.m. Eastern Time, or at any other time following adjournment or postponement thereof. You are invited to participate in the Annual Meeting and to vote on the proposals described in this proxy statement (the “Proxy Statement”). The proxy materials are being made available to our stockholders beginning on or about March 20, 2026.
Why did I receive a notice regarding the availability of proxy materials on the Internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. This process allows us to expedite our stockholders’ receipt of proxy materials, lower the costs of printing and mailing the proxy materials and reduce the environmental impact of our Annual Meeting. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”), you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access the proxy materials for the Annual Meeting via the Internet, how to request a printed set of proxy materials and how to vote your shares.
Will I receive any other proxy materials by mail?
We may elect, in our discretion, to send you a proxy card, along with a second Notice, on or after ten calendar days have passed since our first mailing of the Notice.
Why are we holding a virtual Annual Meeting?
We have adopted a virtual meeting format for the Annual Meeting to provide a consistent experience to all stockholders regardless of geographic location. We believe this expands stockholder access, improves communications and lowers our costs while reducing the environmental impact of the meeting. In structuring our virtual Annual Meeting, our goal is to enhance rather than constrain stockholder participation in the meeting, and we have designed the meeting to provide stockholders with the same rights and opportunities to participate as they would have at an in-person meeting.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on March 13, 2026 (the “Record Date”) will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 90,919,696 shares of common stock issued and outstanding. A list of stockholders entitled to vote at the Annual Meeting will be available at our principal executive offices for examination during normal business hours by any stockholder for any purpose germane to the Annual Meeting for a period of ten days ending the day prior to the Annual Meeting.
What is the difference between holding shares as a registered stockholder and as a beneficial owner?
 Stockholder of Record: Shares Registered in Your Name
If on the Record Date, your shares of common stock were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered to be, with respect to those shares of common stock, a stockholder of record, and these proxy materials are being sent directly to you by us.
Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian
If on the Record Date, your shares of common stock are held by a broker, fiduciary or custodian, then you are considered the beneficial owner of shares of common stock held in “street name” and these proxy materials are being forwarded to you from that broker, fiduciary or custodian.

How do I attend the Annual Meeting?
The meeting will be held virtually on Monday, May 11, 2026, at 12:00 p.m. Eastern Time. Stockholders of record as of the close of business on the Record Date are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, stockholders of record should go to the meeting website at www.virtualshareholdermeeting.com/XFOR2026, where they will be able to listen to the Annual Meeting live, submit questions and vote online. If your shares are held in street name and your voting instruction form or Notice indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in and vote at the Annual Meeting with the unique 16-digit control number indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.
We will endeavor to answer as many stockholder-submitted questions as time permits that comply with the Annual Meeting rules of conduct. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.
We encourage you to access the Annual Meeting 15 minutes prior to the start time to allow time for online check-in. If you experience technical difficulties during the Annual Meeting, you should call the technical support phone number provided when you log in to the Annual Meeting. Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website.
What am I voting on?

There are three matters scheduled for a vote:
•Election of the three Class III director nominees to serve until the 2029 Annual Meeting of Stockholders (“Proposal 1”);
•Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026 (“Proposal 2”);
•Approval of the Second Amended and Restated 2017 Equity Incentive Plan (“Proposal 3”); and
•Approval, on a non-binding, advisory basis of the compensation of the Company’s named executive officers (“Proposal 4”).
The Board recommends that you vote your shares “FOR” each director nominee in Proposal 1 and “FOR” Proposals 2, 3 and 4.
What if another matter is properly brought before the Annual Meeting?
As of the date of filing this Proxy Statement, the Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
Even if you plan to attend the Annual Meeting, we recommend that you also submit your vote as early as possible in advance so that your vote will be counted if you later decide not to, or are unable to, virtually attend the Annual Meeting.
With respect to Proposal 1, you may either vote “FOR” the nominee to the Board or “WITHHOLD” for the nominee. With respect to Proposals 2, 3 and 4, you may vote “FOR” or “AGAINST” or abstain from voting.
The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote your shares online during the virtual Annual Meeting (see “How do I attend the Annual Meeting?” above) or by proxy in advance of the Annual Meeting by Internet (at www.proxyvote.com) or, if you requested paper copies of the proxy materials, by completing and mailing a proxy card or by telephone at 1-800-690-6903.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian
If you are the beneficial owner, you may vote your shares online during the virtual Annual Meeting (see “How do I attend the Annual Meeting?” above) or you may direct your broker, fiduciary or custodian how to vote in advance of the Annual Meeting by following the instructions they provide.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing a proxy card, by telephone, through the Internet or electronically at the Annual Meeting, your shares will not be voted and will not be counted toward the quorum requirement.
The shares represented by each signed and returned proxy will be voted at the Annual Meeting by the persons named as proxies in the proxy card in accordance with the instructions indicated on the proxy card. However, if you are the registered stockholder and sign and return your proxy card without giving specific instructions, the persons named as proxies in the proxy card will vote your shares in accordance with the recommendations of the Board. Your shares will be counted toward the quorum requirement. If any other matter is properly presented at the Annual Meeting, the persons named as proxies in the proxy card will vote your shares using his or her best judgment.
If I am a beneficial owner of shares held in street name and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, fiduciary or custodian how to vote your shares, your broker, fiduciary or custodian will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, fiduciary or custodian is not entitled to vote your shares with respect to “non-routine” proposals, which we refer to as a “broker non-vote.” Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker, fiduciary or custodian how to vote your shares on all proposals to ensure that your vote is counted.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. If you are the stockholder of record, you can revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:

•	You may submit another properly completed proxy card with a later date (which automatically revokes the earlier proxy).

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 61 North Beacon Street, 4th Floor, Boston, Massachusetts 02134.

•	You may attend the Annual Meeting virtually and vote in person. Simply attending the Annual Meeting virtually will not, by itself, revoke your proxy.

Your last submitted vote is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker, Fiduciary or Custodian
If you are the beneficial owner, you must follow the instructions provided by your broker, fiduciary or custodian with respect to changing your vote.
What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority in voting power of the outstanding shares entitled to vote are present at the Annual Meeting in person or represented by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, fiduciary or custodian) or if you vote electronically the Annual Meeting. Abstentions and broker non-votes, if any, will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

How many votes are needed to approve each proposal and how are votes counted?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of directors
Each of the three nominees must receive a plurality of votes cast “FOR” his or her election. “Plurality” means that the individuals who receive the highest number of votes cast “FOR” are elected as directors.
			Not applicable	No effect

2	Ratification of independent auditor selection	“FOR” votes from the holders of shares representing a majority of votes cast.	No effect	No effect

3	Approve equity incentive plan share increase	“FOR” votes from the holders of shares representing a majority of votes cast.	No effect	No effect

4	Non-binding advisory vote on executive compensation	“FOR” votes from the holders of shares representing a majority of votes cast.	No effect	No effect
Votes will be counted by Broadridge Financial Solutions or its associates, the Inspector of Elections appointed for the Annual Meeting.
How can I find out the results of the voting at the Annual Meeting?
We expect to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

PROPOSAL 1
ELECTION OF DIRECTORS
In accordance with our Certificate of Incorporation and Bylaws, the Board has fixed the number of directors constituting the Board at five. Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a staggered three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

At the Annual Meeting, the stockholders will vote to elect the three Class III director nominees named in this Proxy Statement to serve until the 2029 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal. Our Board has nominated Gary J. Bridger, Ph.D., Françoise De Craecker, and Murray W. Stewart, M.D. for election to our Board. Dr. Bridger, Ms. De Craecker and Dr. Stewart were most recently elected by stockholders at the 2023 Annual Meeting of Stockholders.
Our director nominees have indicated that they are willing and able to serve as directors. However, if any of them becomes unable or, for good cause, unwilling to serve, proxies may be voted for the election of such other person as shall be designated by our Board, or the Board may decrease the size of the Board. There are no family relationships between or among any of our directors. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director or nominee.
Director Nominee and Continuing Directors
There is currently one Class I director, whose term expires at the 2027 Annual Meeting of Stockholders; one Class II director, whose term expires at the 2028 Annual Meeting of Stockholders; and three Class III directors, who are up for election at this meeting for a term expiring at the 2029 Annual Meeting of Stockholders.

Name	Class	Age (as of March 20)	Position
Michael S. Wyzga (1)(2)	I	71	Lead Independent Director
Adam R. Craig, M.D., Ph.D., M.B.A.	II	60	Executive Chairman
Gary J. Bridger, Ph.D. (2)(3)	III	63	Director
Françoise De Craecker (2)(3)	III	64	Director
Murray W. Stewart, M.D. (3)	III	65	Director
(1) Member of the Nominating and Corporate Governance Committee
(2) Member of the Audit Committee
(3) Member of the Compensation Committee

The following is a brief biography and the ages of the nominees and each director whose term will continue after the Annual Meeting, and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend the person as a nominee for director, as of the date of this Proxy Statement.
Class III Director Nominees to Serve Until the 2029 Annual Meeting of Stockholders
Gary J. Bridger, Ph.D., age 63, became a member of the board of directors of X4 Pharmaceuticals, Inc., a private company, in October 2018 and continues to serve as a member of our Board upon the completion of our merger, between Arsanis, Inc. and the Company, in March 2019. From February 2015 to December 2017, Dr. Bridger served as a consultant to Xenon Pharmaceuticals Inc., a biopharmaceutical company, where he previously served as the Executive Vice President of Research and Development from January 2013 to February 2015. From October 2013 to October 2015, Dr. Bridger served as a Managing Director at Five Corners Capital Inc. From June 2010 to June 2012, Dr. Bridger served as a venture partner at Venture West Capital Management, a venture capital firm. From November 2006 to December 2007, Dr. Bridger served as Senior Vice President of Research and Development of Genzyme Corporation, a biotechnology company, which was acquired by Sanofi, S.A. In June 1996, Dr. Bridger co-founded AnorMED Inc., a biopharmaceutical company, and was its Vice President of Research and Development and Chief Scientific Officer from 2000 until its acquisition by Genzyme in November 2006. Dr. Bridger has served as the Interim Chief Scientific Officer at Liminal BioSciences Inc., a privately held biotechnology company, since November 2022, and on their board of directors from May 2019 until September 2023, and previously served on the board of directors of Alder BioPharmaceuticals, Inc., a biopharmaceutical company, from 2013 to 2016 and Aquinox Pharmaceuticals Inc., a pharmaceuticals company, from 2015 until 2019. Dr. Bridger serves on the scientific advisory board of Alectos Therapeutics Inc., a biopharmaceutical company and formerly served on the board of directors of Expansion Therapeutics, Inc., a biotechnology company, from January 2022 to June 2025. Dr. Bridger holds a Ph.D. in Organic Chemistry from the University of Manchester Institute of Science and Technology.
We believe that Dr. Bridger’s experience as an executive officer or director of several public and private life sciences companies provides him with the qualifications and skills to serve on our Board.

Françoise De Craecker, age 64, has served as a member of our Board since October 2021. Ms. De Craecker has served as an Independent Director of Gensight Biologics, a biopharma company focused on developing and commercializing innovative gene therapies for retinal neurodegenerative diseases and central nervous system disorders, since May 2021. Ms. De Craecker has also served as non-executive director of Kyowa Kirin International, a subsidiary of Kyowa Kirin Co., Ltd. a Japan-based global specialty pharmaceutical company, since April 2024. Previously, from January 2018 to August 2019, Ms. De Craecker was the General Manager of the Europe, Middle East & Africa region at AveXis (now Novartis Gene Therapies), a biotechnology company that develops and commercializes gene therapies for rare and life-threatening neurological genetic disorders. From August 2014 to December 2017, Ms. De Craecker served as Senior Vice President and General Manager of the Europe, Middle East & Africa region at Raptor Pharmaceuticals, a biopharmaceutical company since acquired by Horizon Pharmaceuticals and after by Chiesi Farmaceutici. Earlier in her career, Ms. De Craecker held multiple positions of increasing responsibility and in diverse geographies at Shire Human Genetics Rare Disease Business Unit (previously Transkaryotic Therapies), from October 2000 to March 2014, including Vice President and General Manager of Europe, Vice President and General Manager of Northern Europe, Senior Director European Mid-Sized Countries and Global Fabry Disease Franchise Lead. Ms. De Craecker received her Masters in Nutrition Science from Faculty of Medicine of the University of Leuven (Belgium).
We believe that Ms. De Craecker’s experience with and knowledge of life sciences companies in the development and commercialization space provide her with the qualifications and skills to serve on our Board.
Murray W. Stewart, M.D., age 65, has served as a member of our Board since March 2019 and as our interim Chief Medical Officer from November 2022 to September 2023. In March 2025, Dr. Stewart was appointed to the board of directors of CAMP4 Therapeutics Corporation, a publicly traded biotechnology company (Nasdaq: CAMP). From July 2021 to May 2023, Dr. Stewart served on the board of directors of VectivBio Holding AG (Nasdaq: VECT) and was a member of the compensation committee. Additionally, from January 2023 to March 2023, Dr. Stewart served as a member of the board of directors of Amarin Corporation plc (Nasdaq: AMRN). Dr. Stewart has served as Senior Medical Advisor of Rhythm Pharmaceuticals, Inc., a biopharmaceutical company focused on developing and commercializing therapies for the treatment of rare genetic disorders of obesity, since September 2021, and previously served as Chief Medical Officer from October 2018 until September 2021. He previously served as Head of Research and Development for Novelion Therapeutics Inc., a biopharmaceutical company focused on developing new standards of care for individuals living with rare disease, from November 2017 to October 2018. Prior to that, Dr. Stewart held various positions of increasing responsibility at GlaxoSmithKline, including serving as Chief Medical Officer from April 2014 to November 2017, with global responsibility for patient well-being across the vaccine, pharmaceutical, and consumer business units. He also held multiple research and development leadership roles, including Chief Medical Officer for the pharmaceutical business, Clinical Head of the Biopharma Unit, and Therapy Area Head for metabolic and cardiovascular diseases. Prior to his tenure to joining GlaxoSmithKline, he worked as a consultant physician and honorary senior lecturer at the Diabetes Center in Newcastle upon Tyne in the United Kingdom. Dr. Stewart holds an M.D. from Southampton Medical School and is a Fellow of the Royal College of Physicians.
We believe that Dr. Stewart’s extensive biopharmaceutical leadership experience, including experience in research, clinical development and regulatory strategy, provide him with the qualifications and skills to serve on our Board.
Class I Director Continuing in Office Until the 2027 Annual Meeting of Stockholders
Michael S. Wyzga, age 71, became a member of the board of directors of X4 Pharmaceuticals, Inc., a private company, in July 2018 and continues to serve as a member of our Board following the completion of the Merger in March 2019. He served as our Chairman until August 2025, and as our Lead Independent Director since August 2025. Mr. Wyzga is currently the President of MSW Consulting Inc., a strategic consulting group focused in the life sciences area. From December 2011 until November 2013, Mr. Wyzga served as President and Chief Executive Officer and a member of the board of directors of Radius Health, Inc., a publicly traded biopharmaceutical company. Prior to that, Mr. Wyzga served in various senior management positions at Genzyme Corporation, a publicly traded global biotechnology company. Mr. Wyzga joined Genzyme in February 1998 and most recently served as Executive Vice President, Finance from May 2003 until November 2011 and as Chief Financial Officer from July 1999 until November 2011. Mr. Wyzga is also a member of the boards of directors of GenSight Biologics S.A., a Euronext traded biopharmaceutical company, where he has served since February 2016 and currently holds the position as Chairman of the board of directors; Tvardi Therapeutics, Inc., a biotechnology company (Nasdaq: TVRD), where he has served since March 2021; and Mereo BioPharma Group plc (formerly Oncomed Pharmaceuticals, Inc.) (Nasdaq: MREO), a biopharmaceutical company, where he currently serves as Chairman of the board of directors. He previously served on the board of directors at Invivyd, Inc., a publicly traded biopharmaceutical company from 2022 to May 2024 (Nasdaq: IVVD) and previously held the position of chair of the audit committee and was a member of the compensation committee; LogicBio Therapeutics, Inc. (formerly Nasdaq: LOGC) from September 2018 to November 2022; and Exact Sciences Corporation, a publicly traded medical technology company (Nasdaq: EXAS), from February 2015 to June 2021. He received an M.B.A. from Providence College and a B.S. from Suffolk University.
We believe that Mr. Wyzga’s senior management experience at biopharmaceutical and biotechnology companies, his current and past experience on boards of directors of public companies, and his financial expertise qualify him to serve as a member of our Board.
Class II Director Continuing in Office Until the 2028 Annual Meeting of Stockholders
Adam R. Craig, M.D., Ph.D., M.B.A., Dr. Craig, age 60, has served as our Executive Chairman since August 2025. Prior to joining the Company, he most recently served as the Interim President and Chief Executive Officer of Stratus Therapeutics, Inc. (“Stratus Therapeutics,” formerly known as Garuda Therapeutics, Inc.) from August 2024 until March 2025. He currently serves on the board of directors of eGenesis, a private biotechnology company. Dr. Craig also served as President, Chief Executive Officer and Interim Chief Medical Officer of CTI BioPharma Corp. (“CTI BioPharma”) and as a member of its board of directors from March 2017 until June 2023. He is a physician and experienced biopharmaceutical industry leader with extensive expertise in corporate strategic operations and governance, investor relations and financing; U.S. and EU regulatory engagement; and medical affairs and hematology and oncology research. Prior to CTI BioPharma, Dr. Craig worked as an independent consultant providing strategic and operational advice and support to CTI BioPharma and other hematology/oncology biotechnology companies since 2016. Prior to consulting, Dr. Craig was Chief Medical Officer and Executive Vice President of Development of Sunesis Pharmaceuticals, a biopharmaceutical company developing novel targeted inhibitors for the treatment of hematologic and solid cancers, from 2012 to 2016. From 2008 to 2012, Dr. Craig was Chief Medical Officer and Senior Vice President of Chemgenex Pharmaceuticals Ltd, a biotechnology company which was acquired by Cephalon/Teva Pharmaceuticals in 2011. He also served as a Product Development Reviewer for the Cancer Prevention Research Institute of Texas. Dr. Craig has been a member of the board of directors of Stratus Therapeutics since August 2024. Dr. Craig earned his Medical Degree from Charing Cross and Westminster Medical School, University of London, a Ph.D. in Molecular Oncology from Leeds University in the U.K. and an M.B.A. from The Open University Business School (U.K.). Dr. Craig completed post-graduate training in Paediatrics, Neonatology and Paediatric Oncology and is a Member of both the Royal College of Physicians (London) and the Royal College of Paediatrics and Child Health.
We believe that Dr. Craig’s experience as an executive in the pharmaceutical industry and knowledge of biopharmaceuticals provide him with the qualifications and skills to serve on our Board.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” EACH OF THE CLASS III DIRECTOR NOMINEES.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
COMPOSITION OF THE BOARD OF DIRECTORS
The Board does not have specific diversity goals or a standalone diversity policy. The Board seeks director candidates who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. The Board recognizes the value of appointing individual directors who bring a variety of diverse viewpoints, backgrounds, skills, experiences and expertise to the Board. The Board believes that having a diverse board of directors fosters more productive and beneficial discussions and decision-making processes in support of the Company’s strategic objectives. The Board assesses its effectiveness in balancing these considerations in connection with its annual evaluation of the composition of the Board.
INDEPENDENCE OF THE BOARD OF DIRECTORS
Our Board determines the independence of our directors by applying the applicable rules, regulations and listing standards of the Nasdaq Stock Market (“Nasdaq”). These provide that a director is independent only if the Board affirmatively determines that the director does not have a relationship with us which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. Such relationships may include employment, commercial, accounting, family and other business, professional and personal relationships. As required under the Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board of Directors.
Applying these standards, our Board reviews the independence of our directors, taking into account all relevant facts and circumstances. Our Board has determined that the following members of our Board are currently independent under Nasdaq listing rules: Dr. Bridger, Ms. De Craecker, Dr. Stewart, and Mr. Wyzga. Dr. Craig is employed by us and is therefore not independent under Nasdaq listing standards. In addition, former directors William Aliski, Allison Lawton, David McGirr and R. Keith Woods were independent during the period each served on the Board in 2025.
Our Board also determined that each of the directors currently serving on the Audit Committee and the Compensation Committee satisfy the heightened independence standards for audit committees and compensation committees, as applicable, established by the SEC and Nasdaq listing rules.
BOARD LEADERSHIP STRUCTURE
We do not have a policy regarding whether the roles of Chairman of the Board (the “Chair”) and the Chief Executive Officer should be separate or combined, and our Board believes that the Company should maintain its flexibility to determine the appropriate leadership structure. As such, the Board periodically reviews its leadership structure to evaluate whether the structure remains appropriate for the Company, and may modify this structure from time to time as and when appropriate to best address the Company’s unique circumstances and advance the best interests of all stockholders. At any time when the Chair is not independent, the Nominating and Corporate Governance Committee may designate an independent director to serve as “Lead Independent Director,” who shall be approved by a majority of the independent directors.
Currently, Dr. Craig serves as our Executive Chairman and is not an independent director of the Board. The independent directors have appointed Mr. Wyzga to serve as our Lead Independent Director. The Board believes this leadership model, together with all Board members other than the Chair being independent, all key committees of the Board being comprised solely of, and chaired by, independent directors, and the Company’s established Corporate Governance Guidelines, provides an effective leadership structure for the Company. Having an Executive Chairman fosters clear accountability, effective decision-making, and aligns corporate strategy with the Company’s day-to-day operations, particularly during this transition period for the Company, while our Lead Independent Director provides independent Board oversight of management.
The independent directors have the opportunity to meet in executive sessions without management present at every regular Board meeting. Our Lead Independent Director presides over these executive sessions. The purpose of these executive sessions is to encourage and enhance communication among independent directors.
The Board believes that its programs for overseeing risk, as described under “Role of the Board in Risk Oversight,” would be effective under a variety of leadership frameworks. Accordingly, the Board’s risk oversight function did not significantly impact its selection of the current leadership structure.
ROLE OF THE BOARD IN RISK OVERSIGHT
One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. For example, in determining whether and under what circumstances we will engage in financing transactions or enter into licensing, collaboration or similar arrangements, the Board is involved in our management of risks related to our financial condition or of the risks inherent in drug development and commercialization. As part of its oversight, our Board receives reports by each committee chair regarding the committee’s considerations and actions.
The Audit Committee is responsible for discussing the adequacy of our risk management activities with management and our independent registered public accounting firm. The Audit Committee’s primary emphasis is managing our financial risk exposures, including our internal control over financial reporting. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. In addition, the Compensation Committee is responsible for considering whether our compensation programs and practices are reasonably likely to have a material adverse effect on us. The Nominating and Corporate Governance Committee assists the Board by overseeing and evaluating programs and risks associated with Board organization, membership and structure, and corporate governance.
At each of its meetings, the Board receives business updates from various members of management. These updates may identify matters that have emerged within that member of management’s scope of responsibility that involve operational, financial, legal or regulatory risks and, in these cases, the Board provides guidance to management. Our Board believes that full and open communication between management and the Board is essential for effective risk management and oversight.
In carrying out their risk oversight functions, the Board and its committees routinely request and review management updates, reports from the independent auditors and legal and regulatory advice from outside experts, as appropriate, to assist in discerning and overseeing important risks that may be faced by us. The Board continually evolves its risk oversight practices as appropriate given the stage of our evolution as a late-stage clinical biopharmaceutical company and the fast-paced changes of the life sciences industry.
MEETINGS OF THE BOARD OF DIRECTORS
The Board held twenty-one meetings during the last year. Each of our incumbent Board members attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served as a director or committee member during the period in which he or she was on the Board or Committee.
Directors are encouraged to attend the annual meeting of stockholders. Six of our directors then serving on the Board attended our 2025 Annual Meeting of Stockholders.
INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The composition and function of each of these committees are described below.
Audit Committee
The Audit Committee is currently composed of three members: Mr. Wyzga (chair), Ms. De Craecker and Dr. Bridger. The Audit Committee met seven times during 2025. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at http://investors.x4pharma.com/, under “Governance.”
The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee:

•	appoints, evaluates, retains, and when necessary, terminates the engagement of the independent auditors;

•	oversees the independent auditor and approves the compensation of the independent auditor;

•	reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services;

•	oversees the work of the independent auditor, including resolution of disagreements between our management and the independent auditor regarding financial reporting;

•
reviews our annual audited financial statements and quarterly financial statements with management and the independent auditor, including our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

•	discusses the type and presentation of information to be disclosed in our earnings releases;

•	coordinates the Board’s oversight of our internal control over financial reporting, disclosure procedures, cybersecurity and technology planning, and code of business conduct and ethics;

•	discusses our policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which our exposure to risk is handled;

•
establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	reviews our policies and procedures for reviewing and approving related person transactions;

•
oversees the work of the internal auditors and internal audit functions, including evaluating whether the Company requires an internal audit function in order to improve the oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, and the Company’s overall audit function; and

•
oversees and controls the Company’s cybersecurity policies and guidelines to prevent, detect, and respond to cyber incidents or data breaches involving the Company’s products, services, data, information systems, and business operations and reviews the effectiveness of the Company’s cybersecurity programs and its practices for identifying, assessing, and mitigating cybersecurity risks across the Company’s products, services, and business operations.

The Board has determined that Mr. Wyzga qualifies as an “audit committee financial expert,” as defined in applicable SEC rules.

Report of the Audit Committee of the Board of Directors
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
The Audit Committee is appointed by our Board to assist our Board in fulfilling its oversight responsibilities with respect to (1) the integrity of the Company’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of the Company’s independent registered public accounting firm, (3) the performance of the Company’s internal audit function, if any, and (4) other matters as set forth in the charter of the audit committee approved by our board of directors.
Management is responsible for the preparation of the Company’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”), and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2025 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
Respectfully submitted,
Michael S. Wyzga (Chairman)
Gary Bridger
Françoise De Craecker
March 20, 2026

Compensation Committee
The Compensation Committee is composed of three directors: Dr. Stewart (chair), Ms. De Craecker and Dr. Bridger. The Compensation Committee met seven times during 2025. The Board has adopted a written Compensation Committee charter that is available to stockholders on our website at http://investors.x4pharma.com/, under “Governance.”
The Compensation Committee acts on behalf of the Board to review, approve or recommend for approval by the Board and oversee our compensation strategy, policies, plans and programs, including:

•
review and approval of, or review and recommendation to the Board for approval of, the compensation and other terms of employment or service, including salary, bonus and incentive compensation levels, deferred compensation, executive perquisites, equity compensation, severance arrangements and change-in-control benefits, of our Executive Chairman and the other executive officers;

•
oversight of the evaluation of our senior executives, including determining the nature and frequency of the evaluation and the persons subject to the evaluation, supervising the conduct of the evaluation, and preparing assessments of the senior executives’ performance;

•
review and approval or review and recommendation to the Board of our incentive-compensation and equity-based plans and approval of any tax-qualified, non-discriminatory employee benefit plans for which stockholder approval is not sought and pursuant to which options or stock may be acquired by our officers, directors, employees or consultants;

•	administration of our equity compensation plans;

•	review and recommendation to the Board with respect to director compensation; and

•
adoption and administration of a compensation recovery policy including, without limitation, a policy designed to comply with any rules or regulations adopted by the SEC and Nasdaq pursuant to Section 10D of the Exchange Act.

Compensation Committee Processes and Procedures
Our Compensation Committee is primarily responsible for determining the compensation for our executive officers. In setting base salaries and bonuses and granting equity incentive awards for our executive officers, including our named executive officers (“NEOs”), our Compensation Committee considers compensation for comparable positions in the market, the historical compensation levels of our executives, individual and corporate performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our company. As part of this process, Dr. Craig, as our Executive Chairman, prepares performance evaluations for the other executive officers and recommends annual salary increases, annual equity awards and cash bonuses to the Compensation Committee, which is ultimately approved by the Compensation Committee. The Compensation Committee also conducts a performance evaluation of Dr. Craig (without him being present) and reviews and approves, or recommends for approval by the Board, the compensation of Dr. Craig, including salary, bonus and incentive compensation levels; deferred compensation; executive perquisites; equity compensation; severance arrangements; change-in-control benefits and/or other forms of executive officer compensation. Dr. Craig may not be present during voting or deliberations on her compensation or evaluation. As necessary, the Compensation Committee consults with the Board as to the achievement of corporate objectives that drive contingent compensation awards.
Our Compensation Committee has the authority to delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances. Additionally, our Compensation Committee may delegate to one or more executive officers of the Company the power to grant options or other stock awards pursuant to our equity-based plan to employees of the Company or any subsidiary of the Company who are not directors or executive officers of the Company.
Our Compensation Committee has the authority to engage the services of a consulting firm or other outside advisors to assist it in designing our executive and director compensation programs and in making compensation decisions. We have utilized a compensation consultant, Alpine Rewards, with expertise in the biotechnology market, to help assess director and executive compensation and to help inform our compensation strategy. In 2025, Alpine Rewards did not provide any additional services other than advising on director and executive compensation matters. Alpine Rewards reports directly to our Compensation

Committee. Our Compensation Committee regularly assesses its independence consistent with Nasdaq listing standards and concluded that the engagement of Alpine Rewards did not raise any conflict of interest.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is currently composed of one director: Mr. Wyzga. The Nominating and Corporate Governance Committee met once during 2025. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to our stockholders on our website at http://investors.x4pharma.com/, under “Governance.”
The Nominating and Corporate Governance Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board (including with respect to making changes or rotation of members, the creation of additional Board committees, or changes in Committee charters), overseeing an annual self-assessment of the Board, overseeing succession planning for senior executives of the Company, and developing and recommending to the Board a set of corporate governance principles for the Company.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including a reputation for integrity, honesty and adherence to high ethical standards; demonstrated business acumen, experience and the ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company and a willingness and ability to contribute positively to the decision-making process of the Company; a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees; the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders; and the ability to serve for at least three years before reaching the age of 75. The Nominating and Corporate Governance Committee also believes that candidates for director should not have, nor appear to have, a conflict of interest that would impair the candidate’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director. The Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders, and the Nominating and Corporate Governance Committee has direct input from the Executive Chairman and Lead Independent Director.
Our Nominating and Corporate Governance Committee has not established any specific minimum qualifications for membership on our board of directors. Rather, the Committee will generally consider all relevant factors, which may include independence, experience, diversity, leadership qualities and strength of character. The Committee uses its available network of contacts when compiling a list of potential director candidates and may also engage outside consultants when appropriate.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders and other parties. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder or other parties. Stockholders or other parties who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: c/o X4 Pharmaceuticals, Inc., 61 North Beacon Street, 4th Floor, Boston, Massachusetts 02134 at least 120 days prior to the anniversary date of the mailing of our Proxy Statement for the last Annual Meeting of Stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our common stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also assesses whether the nominee is independent under Nasdaq listing standards and applicable SEC rules and regulations. The

Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Stockholders and other interested parties may communicate with our Board or a particular director by sending a letter addressed to the Board or a particular director to our Corporate Secretary at 61 North Beacon Street, 4th Floor, Boston, Massachusetts 02134. These communications will be reviewed by one or more employees of the Company designated by the Board, who will determine whether the communication should be presented to the Board.
Communications will be distributed to the Board, or to any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of our Board of Directors may be excluded, such as:

•	junk mail and mass mailings;

•	resumes and other forms of job inquiries;

•	surveys; and

•	solicitations or advertisements.
In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, in which case it will be made available to any outside director upon request.
CODE OF ETHICS
We have adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at https://www.x4pharma.com/compliance-ethics/. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website to the extent required by SEC rules and Nasdaq listing standards.
INSIDER TRADING POLICY
Our Board has adopted an insider trading policy, which governs the purchase, sale and/or other dispositions of our securities, that applies to all of our directors, officers, and employees that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to us. Our insider trading policy also prohibits these individuals from engaging in hedging or monetization transactions with respect to our securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. In addition, our insider trading policy prohibits trading in derivative securities related to our securities, which include publicly traded call and put options, engaging in short selling of our common stock, purchasing our common stock on margin or holding it in a margin account and pledging our shares as collateral for a loan. It is the Company’s policy to comply with applicable insider trading laws, rules, and regulations, and any exchange listing standards when engaging in transactions in Company securities. A copy of our stock trading policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2025.
INCENTIVE COMPENSATION RECOUPMENT POLICY
Our board of directors adopted an Incentive Compensation Recoupment Policy effective as of October 2, 2023 (the “Incentive Compensation Recoupment Policy”), in compliance with the Nasdaq listing rules, which requires recovery from executive officers of incentive-based compensation that is earned, granted or vested based on the achievement of a financial reporting measure in the event of a required accounting restatement of previously issued financial statements. The recoverable compensation includes any compensation received after the effective date of the Incentive Compensation Recoupment Policy and in the three-year fiscal period preceding the date we were required to prepare the accounting restatement that is in excess of the amount that would have been earned, paid or vested had it been calculated based on the restated financial statements. Recovery is required regardless of fault or a covered officer’s role in the financial reporting process. The Incentive Compensation Recoupment Policy has been filed as Exhibit 97.1 to our Annual Report on Form 10-K for the year ended December 31, 2025. At no time during or after the year ended December 31, 2025, was the Company required to prepare an accounting restatement that required recovery of erroneously awarded compensation pursuant to the Incentive Compensation Recoupment Policy, nor was there, on December 31, 2025, an outstanding balance of erroneously awarded compensation to be recovered from the application of the policy to a prior restatement.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has selected PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the year ending December 31, 2026. PwC has served as our independent auditor since 2016. Representatives of PwC are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of PwC as our independent registered public accounting firm. However, we are submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the selection of different independent auditors at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.
INDEPENDENT AUDITOR FEES AND SERVICES
The following table represents aggregate fees billed or expected to be billed to us for the fiscal years ended December 31, 2025 and December 31, 2024 by PwC. All services associated with such fees were pre-approved by the Audit Committee in accordance with the pre-approval policy and procedures described below.

	Year Ended December 31,
	2025	2024
Audit Fees (1)	$1,235,000	$1,130,000
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees (2)	2,125	2,125
Total Fees	$1,237,125	$1,132,125

(1)
Consists of fees billed for professional services provided to us in connection with the annual audit of our consolidated financial statements, the review of our quarterly condensed consolidated financial statements, as well as audit services that are normally provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years, such as statutory audits. Included in 2025 and 2024 Audit Fees are fees of $250,000 and $220,000, respectively, in connection with the filing of registration statements and issuance of comfort letters.

(2)	Consists of subscription fees paid for access to online accounting research software applications and data.
PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, PwC. Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services (audit services, audit-related services, tax services and other fees) to the Audit Committee for approval. Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted, and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3

APPROVAL OF THE SECOND AMENDED AND RESTATED 2017 EQUITY INCENTIVE PLAN, INCREASING THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN

The X4 Pharmaceuticals, Inc. Amended and Restated 2017 Equity Incentive Plan (the “2017 Plan”) was originally approved by the Board and our stockholders on June 10, 2020. On March 17, 2026, our Board approved a second amendment and restatement of the 2017 Plan (the “A&R 2017 Plan”), subject to stockholder approval, approving an increase in the number of shares available for issuance under the A&R 2017 Plan by 1,500,000 (the “Share Increase”).
Our Board has determined that it is in the best interests of X4 and its stockholders to approve this proposal, and recommends that stockholders vote in favor of this proposal at the Annual Meeting. Stockholder approval of this proposal requires the affirmative vote of a majority of the votes cast by the holders of shares present in person or by proxy and entitled to vote at the Annual Meeting.
If our stockholders approve this proposal, the A&R 2017 Plan will become effective as of the date of stockholder approval. If our stockholders do not approve this proposal, the A&R 2017 Plan will not become effective and the 2017 Plan will continue to be administered in its current form. The Company has filed with the SEC a registration statement on Form S-8 covering the new shares reserved for issuance under the A&R 2017 Plan.
Background
As of March 1, 2026, 515,292 shares remained available for grant under the 2017 Plan, excluding the award of restricted stock units (“RSUs”) to certain NEOs approved in August 2025 and effective only upon stockholder approval of the A&R 2017 Plan and the award of stock options to our independent directors, each of which are discussed below and are subject to stockholder approval of this Proposal 3 (we refer to these as the “Contingent Awards” as described below). The table below includes aggregate information regarding the number of shares subject to outstanding equity awards (other than the Contingent Awards) granted under the 2017 Plan, as of March 1, 2026; the number of shares available for future awards under the 2017 Plan (not taking into account the Contingent Awards), as of March 1, 2026; and the proposed number of shares that would be available for issuance of future awards under the A&R 2017 Plan if this proposal is approved by our stockholders, which additional shares would be used to fund the Contingent Awards as well as any other future awards. The table below does not include the future effect, in 2027, of the evergreen provisions of the 2017 Plan, which will remain in effect whether or not stockholders approve the A&R 2017 Plan.

	Number of shares	As a percentage of stock outstanding
Total shares subject to outstanding awards (1)	3,347,711	3.7%
Total shares available for future awards (2)	515,292	0.6%
Proposed additional shares to be available for future awards under the A&R 2017 Plan (3)	1,500,000	1.7%
Total shares outstanding under existing equity awards and proposed to be available for issuance under the A&R 2017 Plan (3)	5,363,003	5.9%
(1) Includes awards granted under the 2017 Plan. Does not take into account the Share Increase.
(2) Includes shares available for future awards under the 2017 Plan. Does not include the future effect, in 2027, of the evergreen provision of the 2017 Plan.
(3) Does not include the future effect, in 2027, of the evergreen provision of the 2017 Plan. Share counting provisions, including adjustments to the number of shares available under the A&R 2017 Plan, are described below under “Authorized Shares” and “Certain Transactions; Certain Adjustments”.
In connection with the commencement of their employment in August 2025, we have approved equity awards in the form of time-based restricted stock units representing a total of 773,016 shares to Dr. Craig, Mr. Volpone, and Mr. Kirske (in the amounts of 289,881 RSUs, 289,881 RSUs, and 193,254 RSUs, respectively), all of which will be awarded only if stockholders approve this Proposal 3 (the “Contingent RSU Awards”). In addition, in connection with the adoption of a new Non-Employee Director Compensation Policy adopted on December 12, 2025 and effective January 1, 2026, we have granted 110,000 stock options to each of our independent non-employee directors effective January 1, 2026, each of which is contingent upon stockholder approval of this Proposal 3 (the “Contingent Stock Option Awards” and together with the Contingent RSU Awards, the “Contingent Awards”). The Non-Employee Director Policy is further described below under “Narrative to Director Compensation Table – Non-Employee Director Compensation Policy”. For the avoidance of doubt, the Contingent RSU Awards have not yet been granted and will only be awarded if this Proposal 3 is approved, whereas the

Contingent Stock Option Awards have been granted contingent upon approval of this Proposal 3 and will be cancelled if this Proposal 3 is not approved.
The other material features of the A&R 2017 Plan remain the same as under the terms of the 2017 Plan previously approved by our stockholders and are described below.
Material Features of the A&R 2017 Plan
The material terms of the A&R 2017 Plan are summarized below. The following description of the A&R 2017 Plan is a summary only and is qualified in its entirety by reference to the complete text of the A&R 2017 Plan. Stockholders are urged to read the actual text of the A&R 2017 Plan in its entirety, a copy of which is attached to this proxy statement as Annex A.
Administration
The A&R 2017 Plan will continue to be administered by our Board. Our Board has the authority to, among other things, interpret the A&R 2017 Plan, determine eligibility for and grant awards, determine, modify or waive the terms and conditions of any awards, determine the form of settlement of awards (whether in cash, shares of our common stock or other property), and do all things necessary or appropriate to carry out the purposes of the A&R 2017 Plan. Our Board’s determinations under the A&R 2017 Plan are conclusive and binding. Our Board may delegate its authority under the A&R 2017 Plan to one or more committees of the Board or certain officers of the Company and has, in fact, delegated such authority to the Compensation Committee. References in this summary to our Board refer to our Board and its applicable delegates, including the Compensation Committee.
Eligibility
Our employees, officers, directors, consultants and advisors are eligible to participate in the A&R 2017 Plan. As of March 1, 2026, we estimate that approximately 40 employees (excluding officers), three officers, four directors, and approximately 20 consultants and advisors were eligible to participate. Incentive stock options may be granted under the A&R 2017 Plan only to our employees, including our executive officers.
Authorized Shares
Subject to adjustment, as described below, the maximum number of shares of our common stock that may be delivered in satisfaction of awards under the 2017 Plan as of March 1, 2026 was equal to the sum of (1) 19,071 shares, plus (2) such additional number of shares up to 7,605 shares as is equal to the sum of (a) the number of shares reserved for issuance under the Company’s 2011 Stock Incentive Plan, as amended, and the Company’s 2010 Special Stock Incentive Plan, as amended (the “Prior Plans”), and (b) the number of shares subject to awards granted under the Prior Plans which expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased, plus (3) an annual increase to be added on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2018 and continuing for each fiscal year until, and including, the fiscal year ending December 31, 2027, equal to the least of (i) 4% of the outstanding shares on such date and (ii) an amount determined by the Board. A total of 515,292 shares remained available for grant as of March 1, 2026, not including the Contingent Awards, which are subject to stockholder approval of the A&R 2017 Plan. If this proposal is approved by stockholders, an additional 1,500,000 shares will become available under the A&R 2017 Plan, subject to adjustment, as described below, and excluding the future effect of the evergreen provision. In addition to the 1,500,000 shares that will be available for future grants if this proposal is approved, any shares subject to outstanding awards under the 2017 Plan that (1) expire, terminate, or are surrendered or are canceled without having been fully exercised, or are forfeited in whole or in part (including as the result of shares of common stock subject to such award being repurchased by us) or (2) are not issued will again be available for issuance under the A&R 2017 Plan. Further, if any shares are delivered (by actual delivery, attestation, or net exercise) to us by a participant to (i) purchase shares of common stock upon the exercise of an award or (ii) satisfy tax withholding obligations with respect to awards, then such shares will be added back to the number of shares available for issuance under the A&R 2017 Plan.
Subject to adjustment, as described below, no more than 104,874 shares of our common stock may be delivered in satisfaction of incentive stock options (“ISOs”) awarded under the A&R 2017 Plan.
The shares of our common stock to be issued under the A&R 2017 Plan may be authorized but unissued shares of our common stock or treasury shares. The closing price of our common stock as reported on Nasdaq on March 1, 2026 was $3.44 per share.
Types of Awards
The A&R 2017 Plan provides for awards of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, and other stock-based awards convertible into or otherwise based on shares of our common stock.

Stock options and SARs. The exercise price of a stock option, and the base value against which a SAR, is to be measured, may not be less than the fair market value (or, in the case of an ISO granted to a ten percent stockholder, 110% of the fair market value) of shares of our common stock on the date of grant. Our Board will determine the time or times at which stock options or SARs become exercisable and the terms on which such awards remain exercisable, except no stock option or SAR may have a term in excess of ten years.
Restricted stock. A restricted stock award is an award of shares of our common stock subject to forfeiture restrictions. Restricted stock awards are subject to our right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such award. Dividend rights may be provided in connection with a restricted stock award. Our Board will determine the terms and conditions of a restricted stock award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.
Restricted stock units. A restricted stock unit award is an award denominated in shares of our common stock that entitles the participant to receive shares of our common stock or cash measured by the value of the shares of our common stock in the future. The delivery of shares of our common stock or cash under a restricted stock unit may be subject to the satisfaction of performance conditions or other vesting conditions. Dividend equivalent rights may be provided in connection with a restricted stock unit award. Our Board will determine the terms and conditions of a restricted stock unit award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.
Other stock-based awards. Other stock-based awards are awards that are valued in whole or in part by reference to, or are otherwise based on, shares of our common stock or other property. Our Board will determine the terms and conditions of other stock-based awards, including any purchase price applicable thereto.
Limitation on Repricing of Stock Options and SARs
Unless such action is approved by the Company’s stockholders, the Company may not: (1) amend any outstanding stock option or SAR granted under the A&R 2017 Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding stock option or SAR, (2) cancel any outstanding option or SAR (whether or not granted under the A&R 2017 Plan) and grant in substitution therefor new awards under the A&R 2017 Plan (other than substitute awards granted in connection with a merger, consolidation or other acquisition) covering the same or a different number of shares and having an exercise price per share lower than the then-current exercise price per share of the cancelled option or SAR, (3) cancel in exchange for a cash payment any outstanding option or SAR with an exercise price per share above the then-current fair market value of our common stock or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of Nasdaq.
Vesting; Change in Status
Our Board has the authority to determine the vesting schedule applicable to each award, and to accelerate the vesting or exercisability of any award. Our Board also has the authority to determine the effect of a change in employment or other status on an award.
Non-Transferability of Awards
Awards under the Second Amended and Restated 2017 Equity Plan may not be transferred, other than by will or the laws of descent and distribution, or other than in the case of ISOs, pursuant to a qualified domestic relations order, unless otherwise provided by our Board.

Clawback
Awards will be subject to recoupment in accordance with any clawback policy adopted by the Company, including our Incentive Compensation Recoupment Policy (or any successor clawback policy adopted by the Company).
Certain Transactions; Certain Adjustments
In the event of (1) a merger or consolidation as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (2) any transfer or disposition of all of our common stock, or (3) our dissolution or liquidation (any of the foregoing, a “covered transaction”), our Board may, with respect to awards (other than restricted stock awards), (a) provide that such awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (b) upon written notice to a participant, provide that all of the participant’s unvested awards will be forfeited immediately prior to the consummation of such covered transaction and/or unexercised awards will terminate immediately prior to the consummation of such covered transaction unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (c) provide that outstanding awards will become exercisable, realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon such covered transaction, (d) in the event of a covered transaction under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the covered transaction (the “acquisition price”), make or provide for a cash payment to participants with respect to each award held by a participant equal to (i) the number of shares of our common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such covered transaction) multiplied by (ii) the excess, if any, of (A) the acquisition price over (B) the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award, (e) provide that, in connection with a liquidation or dissolution of the Company, awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (f) any combination of the foregoing.
Upon the occurrence of a covered transaction other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding restricted stock awards will inure to the benefit of the Company’s successor and will, unless the Board determines otherwise, apply to the cash, securities or other property which our common stock was converted into or exchanged for pursuant to such covered transaction in the same manner and to the same extent as they applied to such restricted stock award. The Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any restricted stock award or any other agreement between a participant and the Company, either initially or by amendment. Upon the occurrence of a covered transaction involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any restricted stock award or any other agreement between a participant and the Company, all restrictions and conditions on all restricted stock awards then outstanding will automatically be deemed terminated or satisfied.
In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock other than an ordinary cash dividend, (1) the number and class of securities available under the A&R 2017 Plan, (2) the share counting rules of the A&R 2017 Plan, (3) the number and class of securities and exercise price per share of each outstanding stock option, (4) the share and per-share provisions and the measurement price of each outstanding SAR, (5) the number of shares subject to and the repurchase price per share subject to each outstanding restricted stock and restricted stock unit award and (6) the share and per-share-related provisions and the purchase price, if any, of each outstanding other stock-based award, will be equitably adjusted by the Company (or substituted awards may be made, if applicable) in the manner determined by the Board.
Amendment; Termination
Our Board may amend the A&R 2017 Plan or outstanding awards, or terminate the A&R 2017 Plan as to future grants of awards, except that our Board will not be able to alter the terms of an award if it would affect materially and adversely a participant’s rights under the award without the participant’s consent. Stockholder approval will be required for any amendment to the A&R 2017 Plan to the extent such approval is required by law, including applicable stock exchange requirements.
Certain U.S. Federal Income Tax Consequences
The following is a summary of the principal U.S. federal income tax consequences to participants and us with respect to awards granted under the A&R 2017 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current U.S. federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her personal circumstances, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of shares acquired under the A&R 2017 Plan. The A&R 2017 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness and the satisfaction of our tax reporting obligations.
Stock Options (other than ISOs)
In general, a participant has no taxable income upon the grant of a stock option that is not intended to be an ISO (an “NSO”) but realizes ordinary income in connection with the exercise of the NSO in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. Upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as a capital gain or loss for which the Company is not entitled to a deduction.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.
ISOs
A participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.
If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.
For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.
We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.
SARs
The grant of a SAR does not itself result in taxable income, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for shares of stock or receives payment in cancellation of a SAR will have ordinary income equal to the amount of any cash and the fair market value of any stock received. A corresponding deduction is generally available to the Company, subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation.
Restricted Stock Awards
A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company, subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation. However, a participant may make an election under Section 83(b) of the Code to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. A participant who makes an effective 83(b) election will realize ordinary income equal to the fair market value of the shares as of the time of acquisition less any price paid for the shares. A corresponding deduction will generally be available to the Company, subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation. If a participant makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions.
For purposes of determining capital gain or loss on a sale of shares awarded under the A&R 2017 Plan, the holding period in the shares begins when the participant recognizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount (if any) realized in connection with the forfeiture.

Restricted Stock Units
Generally, the recipient of a restricted stock unit award structured to comply with the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exception to the requirements of Section 409A of the Code (including delivery upon achievement of a performance goal), in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.
Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.
Section 162(m) Limitations
Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to each of the company’s chief executive officer, chief financial officer, and the three most highly compensated executive officers (other than the chief executive officer and chief financial officer) and any person who was part of that group for any other year beginning after December 31, 2016. As a result, it is expected that generally all compensation in excess of $1 million paid to any of the executives described above will not be deductible by us. The Board may grant awards under the A&R 2017 Plan or otherwise that are or may become non-deductible when it believes doing so is in the best interests of the Company and our stockholders.
New Plan Benefits
The following table sets forth certain information regarding future benefits under the A&R 2017 Plan:

Name and Position	Number of Shares
Adam R. Craig, M.D., Ph.D., M.B.A.
Executive Chairman	289,881	(1)
Paula Ragan, Ph.D.
Former President and Chief Executive Officer	—	(2)
John Volpone, M.B.A.
President and Chief Operating Officer	289,881	(1)
David Kirske
Chief Financial Officer, Treasurer and Corporate Secretary	193,254	(1)
All current executive officers as a group	773,016	(1)
All current directors who are not executive officers as a group	440,000	(3)
All current employees, including all current officers who are not executive officers	—	(1)

(1) Awards granted under the A&R 2017 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the A&R 2017 Plan. However, in August 2025, our Board conditionally approved the Contingent RSU Awards for Dr. Craig and for Messrs. Volpone and Kirske under the A&R 2017 Plan, subject to stockholder approval of this Proposal 3, and the maximum number of shares subject to each award is indicated in this table.
(2) Paula Ragan, Ph.D., our former President and Chief Executive Officer, will not be eligible to receive future benefits under the A&R 2017 Plan.
(3) In January 2026, our Board conditionally approved the Contingent Stock Option Awards for our independent directors, subject to stockholder approval of this Proposal 3.

2017 Plan Benefits
The following table presents certain information with respect to awards that have been granted (even if not currently outstanding) under the 2017 Plan as of March 1, 2026:

Name and Position	Cumulative Number of Shares Subject to Awards Under the 2017 Plan
Adam R. Craig, M.D., Ph.D., M.B.A.
Executive Chairman	—
Paula Ragan, Ph.D.
Former President and Chief Executive Officer	141,820
John Volpone, M.B.A.
President and Chief Operating Officer	—
David Kirske
Chief Financial Officer, Treasurer and Corporate Secretary	—
All current executive officers as a group	—
All current directors who are not executive officers as a group	469,751
Each nominee for election as a director:
Gary J. Bridger, Ph.D.	116,264
Françoise De Craecker	115,130
Murray W. Stewart, M.D.	123,093
Each associate of any current executive officers, current directors or director nominees	—
Each other person who received or is to receive 5% of awards	—
All current employees, including all current officers who are not executive officers, as a group	3,349,043

Vote Required
The affirmative vote of a majority of the votes cast by the holders of shares present in person or by proxy and entitled to vote at the Annual Meeting will be required to approve Proposal 3.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.

PROPOSAL 4

NON-BINDING ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with the rules of the SEC and pursuant to the Dodd-Frank Act, we are providing our stockholders with an opportunity to make a non-binding advisory vote on the compensation of our NEOs, as disclosed in this Proxy Statement.
This non-binding advisory vote is commonly known as a “say-on-pay” vote and provides our stockholders with the opportunity to express their views on our executive compensation for our NEOs for fiscal year 2025.
We urge stockholders to read the “Executive Compensation” section of this Proxy Statement, which discusses our executive compensation policies and procedures and contains tabular information and narrative discussion about our executive compensation policies and procedures and the compensation of our NEOs.
Advisory Vote and Board Recommendation
We request stockholder approval, on a non-binding and advisory basis, of the compensation of our NEOs as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules (which disclosure includes the compensation tables and narrative disclosures that accompany the compensation tables within the Executive Compensation section of this Proxy Statement). This vote is not intended to address any specific element of compensation, but rather the overall compensation of our NEOs and the compensation philosophy, policies, and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” on the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on a non-binding and advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and narrative discussions that accompany the compensation tables within the Executive Compensation section of this Proxy Statement.”
The say-on-pay vote is advisory, and therefore not binding on the corporation or our Board of Directors. Although non-binding, our Board of Directors and the Compensation Committee value the opinions of our stockholders, and will carefully review and consider the voting results when making future decisions regarding our executive compensation program.
We are required to hold a say-on-pay vote at least once every three years, and we have determined to hold a say-on-pay vote every year. Unless the Board modifies its policy on the frequency of holding say-on-pay advisory votes, the next say-on-pay vote is expected to occur in 2027.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL 4.

EXECUTIVE OFFICERS

The following table sets forth information with respect to our executive officers and their ages as of the date of this Proxy Statement. There are no family relationships between any of our executive officers, and there is no arrangement or understanding between any executive officer and any other person pursuant to which the executive officer was selected.

Name	Age (as of March 20)	Position
Adam R. Craig, M.D., Ph.D., M.B.A.	60	Executive Chairman and Director
John Volpone, M.B.A.	51	President and Chief Operating Officer
David Kirske	72	Chief Financial Officer, Treasurer and Corporate Secretary

Adam R. Craig, M.D., Ph.D. M.B.A. Biographical information for Dr. Craig is presented above under the caption “Class II Directors Continuing In Office Until the 2028 Annual Meeting of Stockholders”.

John Volpone, M.B.A. Mr. Volpone, age 51, has served as our President since August 2025 and Chief Operating Officer since September 2025. He was an independent biopharma consultant providing a variety of regulatory and business strategy consulting services from June 2023 to August 2025. Previously, he served in various roles at CTI BioPharma, including most recently as Executive Vice President and Chief of Staff from September 2021 until June 2023, where he was responsible for overseeing the company’s strategic business initiatives, Senior Vice President, Strategic Operations from September 2020 until September 2021 and Vice President, Strategic Operations - Global Program Lead from September 2017 until September 2020. He is an experienced biopharmaceutical leader in strategic business partnerships, licensing, regulatory engagements and commercialization. Mr. Volpone holds an M.B.A. from Seattle University and a B.Sc. in Biochemistry from the University of Washington.

David Kirske. Mr. Kirske, age 72, has served as our Chief Financial Officer, Treasurer and Corporate Secretary since August 2025. He most recently served as the Chief Financial Officer of Stratus Therapeutics from September 2024 to May 2025, where he was responsible for overseeing the company’s financial management and reporting processes. From August 2023 to September 2024, Mr. Kirske provided financial strategy for biotechnology companies as part of Madrona Financial Consulting. Prior to that, he served as CTI BioPharma’s Executive Vice President, Chief Financial Officer from September 2017 until June 2023, where he was responsible for overseeing the company’s financial management and reporting processes. He is a finance, accounting and investor relations leader for public and emerging growth private companies primarily in the biotechnology industry, as well as in technology and manufacturing. His financial management experience includes overseeing finance, accounting, operations and capitalization in debt and equity. Prior to CTI BioPharma, Mr. Kirske served as Vice President and Chief Financial Officer of Helix BioMedix where he managed all financial and administrative activities. Previously, he was the Treasurer and Corporate Controller for F-5 Networks and Redhook Brewery, where he managed corporate and international entities and was part of the management teams that led and executed each company’s successful initial public offering. Earlier, he held a controllership position at Cray Computer. Mr. Kirske holds a B.A. in Business Administration from the University of Puget Sound.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of March 1, 2026 by:
•each of our directors and nominees;
•each of our NEOs;
•all of our directors and executive officers as a group; and
•each person, or group of affiliated persons, who is known by us to beneficially own greater-than-5% of our common stock.
The column entitled “Percentage Beneficially Owned” is based on 90,907,011 shares of our common stock outstanding as of March 1, 2026.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 1, 2026 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of X4 Pharmaceuticals, Inc., 61 North Beacon Street, 4th Floor, Boston, Massachusetts 02134.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders
Funds managed by Empery Asset Management, LP (1)	9,096,094	9.99%
FMR LLC (2)	8,499,100	9.35%
Morgan Stanley (3)	8,196,489	9.02%
Entities affiliated with Bain Capital Life Sciences Investors, LLC (4)	7,937,454	8.08%
Coastland Capital Partners LP (5)	7,046,925	7.27%
Saturn V Capital Management (6)	6,433,481	7.08%
Entities affiliated with Perceptive Advisors LLC (7)	5,928,680	6.52%
Entities affiliated with Growth Equity Opportunities 18 VGE, LLC (8)	5,250,901	5.65%
Trails Edge Biotechnology Master Fund, LP (9)	5,277,222	5.59%
Deep Track Biotechnology Master Fund, Ltd. (10)	5,284,621	5.56%
Named Executive Officers, Directors and Director Nominees
Adam R. Craig, M.D., Ph.D., M.B.A. (11)	86,206	*
John Volpone, M.B.A.	—	*
David Kirske (12)	831,862	*
Paula Ragan, Ph.D. (13)	91,221	*
Gary J. Bridger, Ph.D. (14)	5,483	*
Françoise De Craecker (15)	3,630	*
Murray W. Stewart, M.D. (16)	7,258	*
Michael S. Wyzga (17)	6,941	*
All directors and current executive officers as a group (7 people) (18)	1,032,601	1.13%

*	Less than one percent.

(1) Based on the Company’s records and a Schedule 13G/A filed by Empery Asset Management, LP (“Empery”) and Ryan Lane on January 15, 2026 reporting ownership as of December 31, 2025. Empery and Mr. Lane have shared voting power and shared dispositive power with respect to (i) 8,951,105 shares of common stock held by Empery Asset Master, LTD (“EAM”), Empery Tax Efficient, LP (“ETE”) and Empery Tax Efficient III, LP (“ETE III,” and collectively with EAM and ETE, the “Empery Funds”) and (ii) 144,989 shares of common stock issuable upon the exercise of pre-funded warrants (“Pre-Funded Warrants”) held by the Empery

Funds. The number of shares set forth under “Shares beneficially owned” above gives effect to beneficial ownership limitations in certain warrants as described below. Without giving effect to such beneficial ownership limitations, Empery and Mr. Lane would have shared voting power and shared dispositive power with respect to (i) 8,951,105 shares of common stock held by the Empery Funds, (ii) 3,760,530 shares of common stock issuable upon the exercise of Pre-Funded Warrants held by EAM, (iii) 1,057,721 shares of common stock issuable upon the exercise of Pre-Funded Warrants held by ETE, (iv) 2,847,148 shares of common stock issuable upon the exercise of Pre-Funded Warrants held by ETE III, (v) 16,660 shares of common stock issuable upon the exercise of warrants to purchase common stock (“Common Warrants”) held by EAM, (vi) 5,025 shares of common stock issuable upon the exercise of Common Warrants held by ETE, (vii) 8,756 shares of common stock issuable upon the exercise of Common Warrants held by ETE III, (viii) 80,169 shares of common stock issuable upon the exercise of Class C warrants (“Class C Warrants”) held by EAM, (ix) 24,454 shares of common stock issuable upon the exercise of Class C Warrants held by ETE and (x) 16,589 shares of common stock issuable upon the exercise of Class C Warrants held by ETE III. The Pre-Funded Warrants held by the Empery Funds contain beneficial ownership blockers that prohibit the exercise thereof if, after giving effect to such exercise, the beneficial ownership of Empery Asset Management, LP, its affiliates and any person whose beneficial ownership would be attributable to it, would exceed 9.99%. The other warrants held by the Empery Funds contain beneficial ownership blockers that prohibit the exercise thereof if, after giving effect to such exercise, the beneficial ownership of Empery Asset Management, LP, its affiliates and any person whose beneficial ownership would be attributable to it, would exceed 4.99%. Empery serves as the investment manager to the Empery Funds. Empery, the authorized agent of each of the Empery Funds, has discretionary authority to vote and dispose of the securities held by such Empery Funds, as applicable, and may be deemed to be the beneficial owner of such securities. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery, may also be deemed to have investment discretion and voting power over the securities held by the Empery Funds. Each of the Empery Funds, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of such securities. The address of each of the Empery Funds, Empery, Mr. Hoe and Mr. Lane is c/o Empery Asset Management, LP, One Rockefeller Plaza, Suite 1205, New York City, NY 10020.

(2)    Based on a Schedule 13G/A filed by FMR LLC (“FMR”) and Abigail P. Johnson on February 5, 2026 reporting ownership as of October 31, 2025. Each of FMR and Abigail P. Johnson has sole voting power and sole dispositive power with respect to 8,499,100 shares of common stock. Ms. Johnson is a Director, the Chairman and Chief Executive Officer of FMR. Members of the Johnson family, including Ms. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. The address of each entity and person listed above is 245 Summer Street, Boston, MA 02210.

(3)    Based on a Schedule 13G/A filed by Morgan Stanley and Morgan Stanley Investment Management Inc. (“MSIMI”) on February 12, 2026 reporting ownership as of December 31, 2025. Morgan Stanley and MSIMI have shared voting power and shared dispositive power with respect to 8,196,489 shares of common stock. The address of each entity listed above is 1585 Broadway, New York, NY 10036.

(4) Based on the Company’s records and a Schedule 13G/A filed by Bain Capital Life Sciences Fund, L.P. (“BCLS Fund I”), Bain Capital Life Sciences Fund II, L.P. (“BCLS Fund II”), BCIP Life Sciences Associates, LP (“BCIPLS”), BCLS I Investco, LP (“BCLS I Investco”), BCLS II Investco, LP (“BCLS II Investco”) and BCLS II Equity Opportunities, LP (“BCLS II Equity”, and collectively with BCLS Fund I, BCLS Fund II, BCIPLS, BCLS I Investco and BCLS II Investco, the “Bain Capital Life Sciences Holders”) on February 17, 2026 reporting ownership as of December 31, 2025. Consists of (i) 64,190 shares of common stock held by BCLS Fund II, (ii) 7,817 shares of common stock held by BCIPLS, (iii) 543,642 shares of common stock held by BCLS II Investco, (iv) 7,047,216 shares of common stock issuable upon the exercise of Pre-Funded Warrants held by BCLS II Equity, (v) 214,956 shares of common stock issuable upon the exercise of Common Warrants held by BCLS II Investco, and (vi) 59,633 shares of common stock issuable upon the exercise of Common Warrants held by BLCS I Investco. The number of shares set forth under “Shares beneficially owned” above gives effect to beneficial ownership limitations in certain warrants as described below. Without giving effect to such beneficial ownership limitations, the Bain Capital Life Sciences Holders would own (i) 64,190 shares of common stock held by BCLS Fund II, (ii) 7,817 shares of common stock held by BCIPLS, (iii) 543,642 shares of common stock held by BCLS II Investco, (iv) 7,047,216 shares of common stock issuable upon the exercise of Pre-Funded Warrants held by BCLS II Equity, (v) 214,956 shares of common stock issuable upon the exercise of Common Warrants held by BCLS II Investco, (vi) 59,633 shares of common stock issuable upon the exercise of Common Warrants held by BLCS I Investco, (vii) 68,818 shares of common stock issuable upon the exercise of Class C Warrants by BCLS II Investco, and (viii) 28,696 shares of common stock issuable upon the exercise of Class C warrants held by BCLS I Investco. The Bain Capital Life Sciences Holders are (A) prohibited from exercising Common Warrants or Pre-Funded Warrants if, as a result of such exercise, the Bain Capital Life Sciences Holders would beneficially own more than 9.99% of the total number of shares of common stock then issued and outstanding immediately after giving effect to the exercise and (B) prohibited from exercising Class C Warrants to purchase common stock if, as a result of such exercise, the Bain Capital Life Sciences Holders would beneficially own more than 4.99% of the total number of shares of common stock then issued and outstanding immediately after giving effect to the exercise. Bain Capital Life Sciences Investors, LLC (“BCLSI”), (i) is the general partner of Bain Capital Life Sciences Partners, LP, which is the general partner of BCLS Fund I, (ii) is the manager of Bain Capital Life Sciences Investors II, LLC, which is the general partner of BCLS Fund II and (iii) governs the investment strategy and decision-making process with respect to investments held by BCIPLS. BCLS II Investco (GP), LLC, whose manager is BCLS Fund II, is the general partner of BCLS II Investco, BCLS II Equity Opportunities GP, LLC, whose manager is BCLS Fund II, is the general partner of BCLS II Equity, and BCLS I Investco GP, LLC, whose manager is BCLS Fund I, is the general partner of BCLS I Investco. As a result, BCLSI may be deemed to share voting and dispositive power with respect to the securities held by the Bain Capital Life Sciences Holders. The address of each of the Bain Capital Life Sciences Holders is c/o Bain Capital Life Sciences, 200 Clarendon Street, Boston, MA 02116.

(5) Based on the Company’s records and a Schedule 13G filed by Coastlands Capital LP (“Coastlands”), Coastlands Capital Partners LP (“Coastlands Capital”), Coastlands Capital GP LLC (“Coastlands GP LLC”), Coastlands Capital LLC (“Coastlands GP”, and together with Coastlands, Coastlands Capital and Coastlands GP LLC, the “Coastlands Entities”) and Matthew D. Perry on October 3, 2025 reporting ownership as of October 3, 2025. Coastlands, Coastlands Partnership, Coastlands GP LLC, Coastlands GP and Mr. Perry have shared voting power and shared dispositive power with respect to (i) 999,709 shares of common stock and (ii) 6,047,216 shares of common stock issuable upon the exercise of Pre-Funded Warrants, in each case held by Coastlands Capital. The Pre-Funded Warrants held by Coastlands Capital prohibit the exercise thereof if, after giving effect to such exercise, the beneficial ownership of Coastlands Capital, its affiliates and any person whose beneficial ownership would be attributable to such entities, would exceed 9.99%. Coastlands is the investment adviser to Coastlands Capital and Coastlands GP LLC is the general partner of Coastlands Capital. Coastlands GP is the general partner of Coastlands. Matthew D. Perry is the control person of the Coastlands Entities. The Coastlands Entities and Mr. Perry each disclaim membership in a group. The Coastlands Entities and Mr. Perry also each disclaim beneficial ownership of the shares of common stock except to the extent of such entity or person’s pecuniary interest therein. The address of the Coastlands Entities and Mr. Perry is 601 California St., Suite 1210, San Francisco, CA 94108.

(6) Based on a Schedule 13G filed by Saturn V Capital Management LP (“Saturn Capital”) and Xiaoying Tian on February 17, 2026 reporting ownership as of October 24, 2025. Saturn Capital and Ms. Tian have shared voting power and shared dispositive power with respect to 6,433,481 shares of common stock. Saturn Capital acts as the investment manager of certain pooled investment vehicles and managed accounts (collectively the “Saturn Clients”) in which such shares referred to above are held. As a result, Saturn Capital possesses the power to vote and dispose or direct the disposition of all the shares beneficially owned by the Saturn Clients. Ms. Tian is the Managing Member of SVCM GP LLC, the general partner of Saturn Capital. No Saturn Client holds or beneficially owns five percent or more of the outstanding shares of the Company. Each of Saturn Capital and Ms. Tian disclaims beneficial ownership of any of the shares held by the Saturn Clients. The address of each entity and person listed above is 919 Congress Avenue, Suite 830, Austin, TX 78701.

(7) Based on a Schedule 13G filed by Perceptive Advisors LLC (“Perceptive Advisors”), Perceptive Life Sciences Master Fund, Ltd. (“Perceptive Fund”) and Joseph Edelman on November 3, 2025 reporting ownership as of October 27, 2025. Perceptive Advisors, Perceptive Fund and Mr. Edelman had shared voting power and shared dispositive power with respect to (i) 5,913,165 shares of common stock and (ii) 151,515 shares of common stock issuable upon the exercise of warrants. The terms of the warrants provide that the warrants may not be exercised if, after such exercise, the Reporting Persons would beneficially own, as determined in accordance with Section 13(d) if the Securities Exchange Act of 1934, as amended, more than 9.99% of the shares of common stock then issued and outstanding. Perceptive Advisors serves as the investment manager to the Master Fund. Mr. Edelman is the managing member of Perceptive Advisors. The address of each entity and person listed above is 51 Astor Place, 10th Floor, New York, NY 10003.

(8) Based on the Company’s records and a Schedule 13D/A filed by Growth Equity Opportunities 18 VGE, LLC (“GEO”), NEA 18 Venture Growth Equity, L.P. (“NEA 18 VGE”), NEA Partners 18 VGE, L.P. (“NEA Partners 18 VGE”), NEA 18 VGE GP, LLC (“NEA 18 VGE LLC” and, together with NEA Partners 18 VGE, the “Control Entities”), Ali Behbahani (“Behbahani”), Carmen Chang (“Chang”), Anthony A. Florence, Jr. (“Florence”), Mohamad H. Makhzoumi (“Makhzoumi”), Edward T. Mathers (“Mathers”), Scott D. Sandell (“Sandell”), Paul Walker (“Walker”) and Rick Yang (“Yang” and collectively with GEO, NEA 18 VGE, the Control Entities, Behbahani, Chang, Florence, Makhzoumi, Mathers, Sandell and Walker, the “GEO Persons”) on October 29, 2025 reporting ownership as of October 27, 2025. The GEO Persons have shared voting power and shared dispositive power with respect to (i) 3,233,744 shares of common stock, (ii) 610,190 shares of common stock issuable upon the exercise of Pre-Funded Warrants, (iii) 760,735 shares of common stock issuable upon the exercise of certain other pre-funded warrants (“Non-PIPE Pre-Funded Warrants”), (iv) 456,839 shares of common stock issuable upon the exercise of Common Warrants and (v) 189,393 shares of common stock issuable upon the exercise of Class C Warrants, in each case held by GEO. The number of shares set forth under “Shares beneficially owned” above gives effect to beneficial ownership limitations in certain warrants as described below. Without giving effect to such beneficial ownership limitations, the GEO Persons would have shared voting power and shared dispositive power with respect to (i) 3,233,744 shares of common stock, (ii) 5,311,810 shares of common stock issuable upon the exercise of Pre-Funded Warrants, (iii) 610,190 shares of common stock issuable upon the exercise of the Non-PIPE Pre-Funded Warrants, (iv) 456,839 issuable upon the exercise of Common Warrants and (v) 189,393 shares of common stock issuable upon the exercise of Class C Warrants, in each case held by GEO. The Pre-Funded Warrants carry a limitation on exercise preventing GEO from exercise if such exercise results in GEO beneficially owning in excess of 4.99% of the number of shares of common stock, which percentage can be increased or decreased at the option of GEO upon 61 days prior notice however not to exceed 19.99%. The Non-PIPE Pre-Funded Warrants carry a limitation on exercise preventing GEO from exercise if such exercise results in GEO beneficially owning in excess of 9.99% of the number of shares of common stock, which percentage can be increased or decreased at the option of GEO upon 61 days prior notice however not to exceed 9.99%. The Common Warrants and the Class C Warrants carry a limitation on exercise preventing GEO from exercise if such exercise results in GEO beneficially owning in excess of 4.99% of the number of shares of common stock, which percentage can be increased or decreased at the option of GEO upon 61 days prior notice however not to exceed 9.99%. NEA 18 VGE is the sole member of GEO and NEA Partners 18 VGE is the sole general partner of NEA 18 VGE. NEA 18 VGE GP, LLC is the sole general partner of NEA Partners 18 VGE. Behbahani, Chang, Florence, Makhzoumi, Mathers, Sandell, Paul and Yang are the managers of NEA 18 VGE LLC. The address of the principal business office of GEO, NEA 18 VGE, each Control Entity and Sandell is New Enterprise Associates, 1954 Greenspring Drive, Suite 600, Timonium, MD 21093. The address of the principal business office of Behbahani, Chang, Makhzoumi, Walker and Yang is New Enterprise Associates, 2855 Sand Hill Road, Menlo Park, California 94025. The address of the principal business office of Florence and Mathers is New Enterprise Associates, 104 5th Avenue, 19th Floor, New York, NY 10001.

(9) Based on a Schedule 13G/A filed by Trails Edge Capital Partners, LP (“Trails Edge Capital”), Trails Edge Biotechnology Master Fund, LP (“Trails Edge Biotechnology”) and Ortav Yehudai on February 17, 2026 reporting ownership as of December 31, 2025.

Each of Trails Edge, Trails Edge Fund and Mr. Yehudai has sole voting power and sole dispositive power with respect to (i) 2,571,478 shares of common stock and (ii) 2,655,744 shares of common stock issuable upon the exercise of Pre-Funded Warrants, in each case held by Trails Edge Biotechnology. The Pre-Funded Warrants contain an issuance limitation that prohibits the holder from exercising the Pre-Funded Warrants to the extent that after giving effect to such issuance after the exercise, the holder (together with the holder's affiliates and any other persons acting as a group together with the holder or any of the holder's affiliates) would beneficially own in excess of 9.99% of common stock outstanding immediately after giving effect to the issuance of the shares of common stock issuable upon the exercise of the Pre-Funded Warrants. Trails Edge Capital, as the investment manager to Trails Edge Biotechnology, may be deemed to beneficially own these securities. Mr. Yehudai, as the Chief Investment Officer of Trails Edge Capital, exercises voting and investment discretion with respect to these securities and as such may be deemed to beneficially own such securities. The address of each entity and person listed above is 3455 Peachtree Road NE, 5th Floor, Atlanta, GA 30326.

(10) Based on a Schedule 13G filed by Deep Track Capital, LP (“Deep Track”), Deep Track Biotechnology Master Fund, Ltd. (“Deep Track Master Fund”) and David Kroin on August 19, 2025 reporting ownership as of August 12, 2025. Deep Track Capital, Deep Track Master Fund and Mr. Kroin have shared voting power and shared dispositive power with respect to (i) 1,122,484 shares of common stock and (ii) 4,162,137 shares of common stock issuable upon the exercise of Pre-Funded Warrants, in each case held by Deep Track Master Fund. The Pre-Funded Warrants carry a limitation on exercise preventing Deep Track Master Fund from exercise if such exercise results in Deep Track Master Fund beneficially owning in excess of 9.99% of the number of shares of common stock. David Kroin is the managing member of Deep Track Capital GP, LLC (“Deep Track GP”). Deep Track GP is the general partner of Deep Track Capital, LP (“Deep Track IM”). Deep Track IM is the investment manager of Deep Track Master Fund. The address of each of the foregoing entities and persons is 200 Greenwich Avenue, 3rd Floor, Greenwich, CT 06830.

(11) Consists of 86,206 shares of common stock.

(12) Consists of 831,862 shares of common stock underlying options that are currently exercisable or exercisable within 60 days of March 1, 2026.

(13)    Consists of 91,221 shares of common stock.

(14)    Consists of (i) 3,222 shares of common stock and (ii) 2,261 shares of common stock underlying options that are currently exercisable or exercisable within 60 days of March 1, 2026.

(15)    Consists of (i) 3,222 shares of common stock and (ii) 408 shares of common stock underlying options that are currently exercisable or exercisable within 60 days of March 1, 2026.

(16)    Consists of (i) 6,383 shares of common stock and (ii) 875 shares of common stock underlying options that are currently exercisable or exercisable within 60 days of March 1, 2026.

(17) Consists of (i) 4,055 shares of common stock and (ii) 2,886 shares of common stock underlying options that are currently exercisable or exercisable within 60 days of March 1, 2026.

(18)    Consists of (i) 194,309 shares of common stock and (ii) 838,292 shares of common stock underlying options that are currently exercisable or exercisable within 60 days of March 1, 2026.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. To our knowledge, based solely on our review of Forms 3, 4 and 5 filed with the SEC, or written representations that no Form 5 was required, during the year ended December 31, 2025, we believe that our directors, officers and persons who beneficially own more than 10% of a registered class of our equity securities timely filed all reports required under Section 16(a) of the Exchange Act, except that, due to administrative error, one Form 3 was filed late with respect to Natasha Thoren, our former Chief Legal Officer.

EXECUTIVE COMPENSATION

Our Compensation Committee is primarily responsible for establishing and reviewing our general compensation strategy. See the section captioned “Compensation Committee Processes and Procedures.”
2025 SUMMARY COMPENSATION TABLE
The following table shows the total compensation awarded to, earned by or paid to, during the fiscal years ended December 31, 2025 and December 31, 2024, the following individuals, for all services rendered in all capacities: (1) each individual who served as our Principal Executive Officer during the fiscal year ended December 31, 2025, and (2) our two most highly compensated executive officers (other than our Principal Executive Officer) who earned more than $100,000 during the fiscal year ended December 31, 2025 and were serving as executive officers as of such date. We refer to these four individuals in this Proxy Statement as our named executive officers, or NEOs.
Our NEOs for 2025 who appear in the Summary Compensation Table are:

•Adam R. Craig, M.D., Ph.D., M.B.A., our Executive Chairman;
•Paula Ragan, Ph.D., our former President and Chief Executive Officer;
•John Volpone, M.B.A., our President and Chief Operating Officer; and
•David Kirske, our Chief Financial Officer, Treasurer and Corporate Secretary

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Adam R. Craig, M.D., Ph.D., M.B.A. Executive Chairman(6)	2025	179,629	—	—		6,410,958	(3)	114,479	(4)	139	(5)	6,705,205
Paula Ragan, Ph.D. Former President and Chief Executive Officer	2025	420,170	—	1,081,575	(2)	—		—		1,138,824	(5)	2,640,569
	2024	654,156	—	312,962		857,686		305,818		14,419		2,145,041
John Volpone, M.B.A., President and Chief Operating Officer (6)	2025	176,538	—	—		6,410,958	(3)	75,006	(4)	4,985	(5)	6,667,487
David Kirske, Chief Financial Officer, Treasurer and Corporate Secretary (6)	2025	194,192	120,000	—		4,181,040	(3)	103,133	(4)	901	(5)	4,599,266

(1)     The amount reported in the “Bonus” column for 2025 includes a one-time bonus for Mr. Kirske, which was earned and paid in 2025.

(2)    The amounts reported in the “Stock Awards” column reflect the aggregate grant date fair value of restricted stock units awarded during 2025, computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”), but excluding any estimated forfeitures related to service-based vesting conditions. See Note 16 to the X4 Pharmaceuticals Inc. Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 17, 2026, regarding assumptions underlying the valuation of equity awards. The amounts reported in this column reflect the total accounting expense for these restricted stock units and do not correspond to the actual economic value that may be received by our NEOs upon the vesting and settlement of the restricted stock units or any sale of the underlying shares of common stock.

(3)    The amounts reported in the “Options Awards” column reflect the aggregate grant date fair value of stock options awarded during 2025, computed in accordance with the provisions of ASC 718 but disregarding any estimate of forfeitures related to service-based vesting conditions for this purpose. See Note 16 to the X4 Pharmaceuticals Inc. Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 17, 2026, regarding assumptions underlying the valuation of equity awards. The amounts reported in this column reflect the accounting expense for these options and do not correspond to the actual economic value that may be received by our NEOs upon the exercise of the options, as applicable, or any sale of the underlying shares of common stock. The amounts shown for 2025 include performance-based stock options and the aggregate grant date fair value is reported based on probable achievement of performance outcomes.

(4)     The amounts reported in the “Non-Equity Incentive Plan Compensation” column for 2025 include amounts earned and paid for prorated annual, discretionary bonuses equal to 60%, 40% and 50% of base salary for Dr. Craig, Mr. Volpone, and Mr. Kirske, respectively. See “Narrative to Summary Compensation Table—Non-Equity Incentive Plan Compensation” below for more information.

(5)     The amounts reported in the “All Other Compensation” column for fiscal year 2025 reflects severance payments, prorated annual bonus payments and 401(k) matching contributions for Dr. Ragan; 401(k) matching contributions for Mr. Volpone and the value of group term life insurance provided to each NEO.

(6)    Dr. Craig and Messrs. Volpone and Kirske were not NEOs for 2024. Dr. Craig was appointed Executive Chairman on August 11, 2025. Mr. Volpone was appointed President on August 11, 2025 and Chief Operating Officer on September 16, 2025. Mr. Kirske was appointed the Chief Financial Officer, Treasurer and Corporate Secretary on August 11, 2025.

NARRATIVE TO SUMMARY COMPENSATION TABLE
The material terms of the elements of our executive compensation program are described below.
Base Salary
Each NEO’s base salary is a fixed component of annual compensation for performing specific duties and functions, and has been established by our Board taking into account each individual’s role, responsibilities, skills, and experience. Effective January 1, 2025, our Board, upon the recommendation of the Compensation Committee, set Dr. Ragan’s base salary at $654,156, consistent with the prior year. Dr. Ragan resigned from the Company effective August 11, 2025, and, in accordance with her employment agreement, was paid a prorated salary of $420,170, reflecting the time she served as our Chief Executive Officer during 2025. The annual base salaries for Dr. Craig, Mr. Volpone, and David Kirske were established consistent with their employment agreements in connection with their appointments as our named executive officers and are £340,000, or approximately $457,878, $450,000, and $495,000, respectively, for the fiscal year ended December 31, 2025. As of the date hereof, these base salary amounts remain unchanged for 2026.

Bonus Compensation
Our annual bonus program is intended to reward our NEOs for individual and Company-wide performance over the calendar year and to receive competitive compensation commensurate with their responsibilities, experience, and tenure. For a further description of the terms of the annual bonus program, see the summaries set forth in the Employment and Change in Control Arrangements section below.

Long-Term Equity Incentives
Our equity grant program is intended to align the interests of our NEOs with those of our stockholders and to motivate them to make important contributions to our performance. In February 2025, we granted restricted stock units as annual refresh grants to Dr. Ragan. Upon commencement of their employment in August 2025, we granted performance-based and time-based stock options to Dr. Craig, Mr. Volpone and Mr. Kirske. In addition, the Company conditionally approved awards to Dr. Craig, Mr. Volpone, and Mr. Kirske of the Contingent RSU Awards (described in more detail on page 19), which are designed to compensate these officers for the lost value attributable to the higher exercise price applicable to the stock options granted on August 14, 2025. The Contingent RSU Awards will only be granted if stockholders approve Proposal 3.

Timing of Grants of Equity Awards
We do not have a formal policy regarding the granting practices of our equity awards. We generally make grants to our employees upon commencement of employment and annually in connection with our annual review of corporate and individual performance. It is the Compensation Committee’s long-standing practice to review the Company’s and individual employee’s performance at the end of each fiscal year and, based on those reviews, approve the granting of annual equity awards for our employees in the following January or February. However, our Board and Compensation Committee, as applicable, carefully review any potential material nonpublic information before granting equity awards. We do not time our equity award grants either to take advantage of a depressed stock price, or an anticipated increase in stock price, and we have limited the amount of discretion that can be exercised in connection with the timing of equity award grants. We also do not time the release of material nonpublic information based on equity award grant dates and do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

During 2025, we did not grant any stock options, stock appreciation rights or similar option-like instruments to any of our NEOs during any period beginning four business days before and ending one business day after the filing or furnishing of a Form 10-Q, Form 10-K or Form 8-K that discloses material nonpublic information.

401(k) Plan
We maintain a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees may defer eligible compensation on a pre-tax basis, up to the statutorily prescribed annual limits on contributions under the Code. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in their contributions. We provide a discretionary matching contribution equal to 100% of employee contributions up to a maximum of 4% of eligible compensation, as defined under the 401(k) plan. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. All of our employees are eligible to participate in the 401(k) Plan on the same terms as our NEOs.

Health and Welfare Benefits
All of our full-time employees, including our NEOs, and certain of our part-time employees are eligible to participate in our health and welfare benefit plans, including our medical, dental, life and long-term disability insurance plans. Our health and welfare benefit plans do not discriminate in scope, terms or operation in favor of our executive officers.

Perquisites and Personal Benefits
We do not provide any perquisites or personal benefits to our NEOs not otherwise made available to our other employees.

Employment and Change in Control Arrangements
Adam R. Craig, M.D., Ph.D., M.B.A.
On August 11, 2025, we entered into an executive employment agreement with Dr. Craig. Pursuant to the employment agreement, Dr. Craig’s compensation consists of base salary at an annual rate approved by our Board or an appropriate committee thereof, employee benefits, vacation, reimbursement of ordinary and reasonable out-of-pocket expenses and coverage under our Director and Officer (“D&O”) insurance policies, subject to the terms and conditions of such policies. Dr. Craig’s 2025 base salary was £340,000, or approximately $457,878, for 2025. As of the date hereof, Dr. Craig’s base salary amount remains unchanged for 2026.

Dr. Craig is also eligible to earn an annual discretionary bonus in an amount equal to 60% of his base salary. The amount of the bonus, if any, will be determined in the sole discretion of the Company and based, in part, on Dr. Craig’s performance and the performance of the Company during the calendar year, subject to Dr. Craig’s continued employment through the date of payment. The bonus paid for the calendar year 2025 was prorated by the percentage of the year that Dr. Craig was employed by the Company, and was paid on December 16, 2025.

Pursuant to his employment agreement, if Dr. Craig’s employment is terminated for any reason, Dr. Craig is entitled to receive his accrued but unpaid salary, accrued but unused vacation days, the amount of any properly incurred expenses prior to termination not yet reimbursed and other benefits. In addition to the foregoing, if Dr. Craig’s employment is terminated by us without cause or if Dr. Craig resigns for good reason, each term as defined in the agreement, Dr. Craig will be entitled to the following: (a) his base salary for a period of 12 months following such termination, (b) a pro-rated portion of his target annual bonus for the calendar year in which the termination occurs based on the period worked by him during such calendar year prior to termination, (c) so long as Dr. Craig is eligible for coverage under our health insurance plan, elects coverage, was covered prior to termination, and elects to exercise his rights under COBRA to continue participation in such plan, we will pay an amount equal to the monthly employer contribution we pay for current employees under such plan until the earlier of six months from the date of his termination or the date he is eligible to receive health benefits through another employer, and (d) Dr. Craig will become vested in all unvested outstanding equity awards granted to Dr. Craig. In lieu of the foregoing, if Dr. Craig’s employment is terminated without cause or if he resigns for good reason, in either case within the one-year period following a change of control, as that term is defined in the agreement, Dr. Craig will be entitled to the following, in addition to his accrued but unpaid benefits: (a) his base salary for a period of 12 months following such termination, (b) 100% of his target annual bonus for the calendar year in which the termination occurs, (c) so long as Dr. Craig is eligible for coverage under our health insurance plan, elects coverage, was covered prior to termination, and elects to exercise his rights under COBRA to continue participation in such plan, we will pay an amount equal to the monthly employer contribution we pay for current employees under such plan until the earlier of six months from the date of Dr. Craig’s termination or the date he is eligible to receive health benefits through another employer, and (d) automatic vesting in all outstanding equity awards granted to Dr. Craig. As a condition to receiving the foregoing severance benefits, Dr. Craig must execute and not revoke a separation agreement in a form acceptable to us and which will include a complete release of claims and terms related to non-disparagement, non-competition, confidentiality and cooperation.

Dr. Craig’s employment agreement also contains his agreement to continue to abide by the terms of his non-competition, non-solicitation, non-disclosure and intellectual property agreement.

John Volpone, M.B.A.
On August 11, 2025, we entered into an executive employment agreement with Mr. Volpone. Pursuant to the employment agreement, Mr. Volpone’s compensation consists of base salary at an annual rate approved by our Board or an appropriate committee thereof, employee benefits, vacation, reimbursement of ordinary and reasonable out-of-pocket expenses and coverage under our D&O insurance policies, subject to the terms and conditions of such policies. Mr. Volpone’s 2025 base salary was $450,000 for 2025. As of the date hereof, Mr. Volpone’s base salary amount remains unchanged for 2026.

Mr. Volpone is also eligible to earn an annual discretionary bonus in an amount equal to 40% of his base salary. The amount of the bonus , if any, will be determined in the sole discretion of the Company and based, in part on Mr. Volpone’s performance and the performance of the Company during the calendar year, subject to Mr. Volpone’s continued employment through the date of payment. The bonus paid for the calendar year 2025 was prorated by the percentage of the year that Mr. Volpone was employed by the Company, and was paid on December 16, 2025.

Pursuant to his employment agreement, if Mr. Volpone’s employment is terminated for any reason, Mr. Volpone is entitled to receive his accrued but unpaid salary, accrued but unused vacation days, the amount of any properly incurred expenses prior to termination not yet reimbursed and other benefits. In addition to the foregoing, if Mr. Volpone’s employment is terminated by us without cause or if Mr. Volpone resigns for good reason, each term as defined in the agreement, Mr. Volpone will be entitled to the following: (a) his base salary for a period of 12 months following such termination, (b) a pro-rated portion of his target annual bonus for the calendar year in which the termination occurs based on the period worked by him during such calendar year prior to termination, (c) so long as Mr. Volpone is eligible for coverage under our health insurance plan, elects coverage, was covered prior to termination, and elects to exercise his rights under COBRA to continue participation in such plan, we will pay an amount equal to the monthly employer contribution we pay for current employees under such plan until the earlier of six months from the date of his termination or the date he is eligible to receive health benefits through another employer, and (d) Mr. Volpone will become vested in all outstanding unvested equity awards granted to Mr. Volpone. In lieu of the foregoing, if Mr. Volpone’s employment is terminated without cause or if he resigns for good reason, in either case within the one-year period following a change of control, as that term is defined in the agreement, Mr. Volpone will be entitled to the following, in addition to his accrued but unpaid benefits: (a) his base salary for a period of 12 months following such termination, (b) 100% of his target annual bonus for the calendar year in which the termination occurs, (c) so long as Mr. Volpone is eligible for coverage under our health insurance plan, elects coverage, was covered prior to termination, and elects to exercise his rights under COBRA to continue participation in such plan, we will pay an amount equal to the monthly employer contribution we pay for current employees under such plan until the earlier of six months from the date of Mr. Volpone’s termination or the date he is eligible to receive health benefits through another employer, and (d) automatic vesting in all outstanding equity awards granted to Mr. Volpone. As a condition to receiving the foregoing severance benefits, Mr. Volpone must execute and not revoke a separation agreement in a form acceptable to us and which will include a complete release of claims and terms related to non-disparagement, non-competition, confidentiality and cooperation.

Mr. Volpone’s employment agreement also contains his agreement to continue to abide by the terms of his non-competition, non-solicitation, non-disclosure and intellectual property agreement.

David Kirske
On August 11, 2025, we entered into an executive employment agreement with Mr. Kirske. Pursuant to the employment agreement, Mr. Kirske’s compensation consists of base salary at an annual rate approved by our Board or an appropriate committee thereof, employee benefits, vacation, reimbursement of ordinary and reasonable out-of-pocket expenses and coverage under our D&O insurance policies, subject to the terms and conditions of such policies. Mr. Kirske’s 2025 base salary was $495,000 for 2025. As of the date hereof, Mr. Kirske’s base salary amount remains unchanged for 2026.

Mr. Kirske is also eligible to earn an annual discretionary bonus in an amount equal to 50% of his base salary. The amount of the bonus, if any, will be determined in the sole discretion of the Company and based, in part, on Mr. Kirske’s performance and the performance of the Company during the calendar year, subject to Mr. Kirske’s continued employment through the date of payment. The bonus paid for the calendar year 2025 was prorated by the percentage of the year that Mr. Kirske was employed by the Company and was paid on December 16, 2025. In addition, in accordance with his employment agreement, Mr. Kirske was eligible to a one-time bonus of $120,000 that would be paid six months following the commencement of his employment subject to Mr. Kirske’s continued employment with the Company. In recognition for his performance during 2025, the Board approved the accelerated payment of Mr. Kirske’s bonus in December 2025.

Pursuant to his employment agreement, if Mr. Kirske’s employment is terminated for any reason, Mr. Kirske is entitled to receive his accrued but unpaid salary, accrued but unused vacation days, the amount of any properly incurred expenses prior to termination not yet reimbursed and other benefits. In addition to the foregoing, if Mr. Kirske’s employment is terminated by us without cause or if Mr. Kirske resigns for good reason, each term as defined in the agreement, Mr. Kirske will be entitled to the following: (a) his base salary for a period of 12 months following such termination, (b) a pro-rated portion of his target annual bonus for the calendar year in which the termination occurs based on the period worked by him during such calendar year prior to termination, (c) so long as Mr. Kirske is eligible for coverage under our health insurance plan, elects coverage, was covered prior to termination, and elects to exercise his rights under COBRA to continue participation in such plan, we will pay an amount equal to the monthly employer contribution we pay for current employees under such plan until the earlier of six months from the date of his termination or the date he is eligible to receive health benefits through another employer, and (d) Mr. Kirske will become vested in all outstanding unvested equity awards granted to Mr. Kirske. In lieu of the foregoing, if Mr. Kirske’s employment is terminated without cause or if he resigns for good reason, in either case within the one-year period following a change of control, as that term is defined in the agreement, Mr. Kirske will be entitled to the following, in addition to his accrued but unpaid benefits: (a) his base salary for a period of 12 months following such termination, (b) 100% of his target annual bonus for the calendar year in which the termination occurs, (c) so long as Mr. Kirske is eligible for coverage under our health insurance plan, elects coverage, was covered prior to termination, and elects to exercise his rights under COBRA to continue participation in such plan, we will pay an amount equal to the monthly employer contribution we pay for current employees under such plan until the earlier of six months from the date of Mr. Kirske’s termination or the date he is eligible to receive health benefits through another employer, and (d) automatic vesting in all outstanding equity awards granted to Mr. Kirske. As a condition to receiving the foregoing severance benefits, Mr. Kirske must execute and not revoke a separation agreement in a form acceptable to us and which will include a complete release of claims and terms related to non-disparagement, non-competition, confidentiality and cooperation.

Mr. Kirske’s employment agreement also contains his agreement to continue to abide by the terms of his non-competition, non-solicitation, non-disclosure and intellectual property agreement.

Paula Ragan, Ph.D.
On March 13, 2019, we entered into an amended and restated executive employment agreement with Dr. Ragan, which was subsequently amended on February 10, 2020 and April 15, 2020. Pursuant to the employment agreement, Dr. Ragan’s compensation consists of base salary at an annual rate approved by our Board or an appropriate committee thereof, an annual performance bonus as determined by our Board (provided that the target for such bonus shall be no less than 25% of Dr. Ragan’s annual base salary), employee benefits, vacation, reimbursement of ordinary and reasonable out-of-pocket expenses and coverage under our D&O insurance policies, subject to the terms and conditions of such policies. Dr. Ragan’s 2024 and 2025 base salary was $654,156.
On August 11, 2025, Dr. Ragan resigned as our Chief Executive Officer and her employment was terminated. Pursuant to her employment agreement, Dr. Ragan received her accrued but unpaid salary, accrued but unused vacation days, and the amount of any properly incurred expenses prior to termination not yet reimbursed and other benefits. In addition to the foregoing, as Dr. Ragan’s employment was terminated by us without cause, Dr. Ragan was entitled to the following: (a) her base salary for a period of 12 months following such termination, (b) a pro-rated portion of her target annual bonus for the calendar year in which the termination occurs, payable in a lump sum, (c) so long as Dr. Ragan is eligible for coverage under our health insurance plan, elects coverage, was covered prior to termination, and elects to exercise her rights under COBRA to continue participation in such plan, we will pay an amount equal to the monthly employer contribution we pay for current employees under such plan until the earlier of 12 months from the date of Dr. Ragan’s termination, or the date Dr. Ragan is eligible to receive health benefits through another employer, and (d) Dr. Ragan became vested in the additional number of outstanding time-based equity awards granted to Dr. Ragan that would have otherwise vested had Dr. Ragan remained employed for an additional 12 months after her termination date. In addition, our Board of Directors approved the vesting of all additional unvested awards that would not have vested pursuant to her employment agreement.

As a condition to receiving the foregoing severance benefits, Dr. Ragan executed and did not revoke a separation agreement in a form acceptable to us and which included a complete release of claims and terms related to non-disparagement, non-competition, confidentiality and cooperation. Dr. Ragan’s separation agreement also contains her agreement to continue to abide by the terms of her non-competition, non-solicitation, non-disclosure and intellectual property agreement.

In addition, Dr. Ragan’s employment agreement provides that in the event the severance and other benefits provided for or otherwise payable to Dr. Ragan constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and are subject to the excise tax imposed by Section 4999 of the Code, we will pay either (i) Dr. Ragan’s severance benefits under the employment agreement in full or (ii) only a part of Dr. Ragan’s severance benefits under the employment agreement such that Dr. Ragan receives the largest payment possible without the imposition of the excise tax, in each case, depending upon which alternative would result in Dr. Ragan receiving the greater net after-tax payment.

OUTSTANDING EQUITY AWARDS AT FISCAL 2025 YEAR END
The following table shows for the fiscal year ended December 31, 2025, certain information regarding outstanding equity awards for the NEOs. The equity awards described below are subject to certain acceleration of vesting benefits pursuant to the NEOs’ employment agreements.

			Option Awards
Name	(1) Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Adam R. Craig, M.D., Ph.D., M.B.A.	8/12/2025	(3)	—	2,329,154	1.42	8/11/2035
	8/12/2025	(2)	—	1,609,873	1.42	8/11/2035
	8/14/2025	(2)	—	529,201	3.14	8/13/2035

John Volpone, M.B.A.	8/12/2025	(3)	—	2,329,154	1.42	8/11/2035
	8/12/2025	(2)	—	1,609,873	1.42	8/11/2035
	8/14/2025	(2)	—	529,201	3.14	8/13/2035

David Kirske	8/12/2025	(3)	—	1,552,769	1.42	8/11/2035
	8/12/2025	(4)	—	1,073,249	1.42	8/11/2035
	8/14/2025	(4)	—	352,800	3.14	8/13/2035
Paula Ragan, Ph.D.			—	—
(1)      These stock option awards were granted pursuant to the Company’s 2019 Inducement Equity Incentive Plan, as amended from time to time (the “Inducement Plan”).

(2)    One third of the shares subject to these time-based option awards shall vest on August 12, 2026, with the remainder vesting in equal installments each successive month thereafter for a period of 24 months, subject to the NEO continuing to provide services through each such date.

(3)    The performance condition of these performance-based stock options was satisfied October 27, 2025. One third of the shares subject to these option awards, as adjusted based on the performance condition, shall vest on August 12, 2026, with the remainder vesting in equal installments each successive month thereafter for a period of 24 months, subject to the NEO continuing to provide services through each such date.

(4)     One half of the shares subject to these options vested on February 12, 2026, with the remainder vesting in equal installments in each successive month thereafter for a period of 12 months, subject to Mr. Kirske continuing to provide services through each such date.
PAY VS. PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” (“CAP”), to the individuals who served as our principal executive officer (“PEO”) during the applicable fiscal year, and our non-PEO named executive officers (“Non-PEO NEOs”), in the applicable years, and certain financial performance of the Company.

Year (1)	Summary Compensation Table Total for Dr. Craig (2)	Compensation Actually Paid to Dr. Craig (3)	Summary Compensation Table Total for Dr. Ragan (2)	Compensation Actually Paid to Dr. Ragan (3)	Average Summary Compensation Table Total for Non-PEO NEOs (4)	Average Compensation Actually Paid to Non-PEO NEOs (3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (5)	Net Loss ($000) (6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$6,705,205	$16,323,882	$2,640,569	$545,377	$5,633,378	$13,669,301	$13.43	$(79,199)
2024	$—	$—	$2,145,041	$1,434,560	$1,239,463	$1,011,066	$73.51	$(37,450)
2023	$—	$—	$2,044,761	$1,285,650	$1,394,889	$838,053	$84.49	$(101,167)

(1)     Our PEO from August 12, 2025 to December 31, 2025 was Dr. Craig. Our PEO from January 1, 2025 to August 11, 2025 and in each previous reporting year was Dr. Ragan. Our Non-PEO NEOs in 2025 were Mr. Volpone and Mr. Kirske. Our Non-PEO NEOs in 2024 were Mr. Mostafa and Mr. Baldry. Our Non-PEO NEOs in 2023 were Mr. Mostafa and Dr. Arbet-Engels.

(2)    The dollar amounts reported in columns (b) and (d) are the amounts of total compensation reported for Dr. Craig and Dr. Ragan, respectively, for each corresponding year in the “Total” column of the 2025 Summary Compensation Table for such applicable year.

(3)    The dollar amounts reported in columns (c), (e) and (g) represent the CAP to our PEOs and average CAP paid to our Non-PEO NEOs, respectively, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our PEO or the average amounts paid to our Non-PEO NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to our PEO’s and our Non-PEO NEOs’ compensation for each year to determine the CAP and average CAP, respectively:

	Dr. Craig	Dr. Ragan			Non-PEO NEOs
Current Fiscal Year	2025	2025	2024	2023	2025	2024	2023
SCT Total	$6,705,205	$2,640,569	$2,145,041	$2,044,761	$5,633,378	$1,239,463	$1,394,889
Grant Date Fair Value of Awards Granted in Fiscal Year (a)	(6,410,958)	(1,081,575)	(1,170,647)	(1,035,784)	(5,295,999)	(515,084)	(854,600)
Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year (b)	16,029,635	—	914,276	446,416	13,331,922	396,262	494,256
Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years (b)	—	—	(114,611)	(378,191)	—	(27,345)	(243,327)
Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year (b)	—	254,250	—	426,197	—	—	92,373
Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year (b)	—	(1,267,867)	(339,499)	(217,749)	—	(82,230)	(45,538)
Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year (b)	—	—	—	—	—	—	—
Value of Dividends or other Earnings Paid on Equity Awards in Fiscal Year Prior to Vesting Date Not Otherwise Included in Total Compensation for Fiscal Year	$—	—	—	—	—	—	—
Compensation Actually Paid (CAP)	$16,323,882	$545,377	$1,434,560	$1,285,650	$13,669,301	$1,011,066	$838,053

(a)     The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and/or “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)     The fair value of stock options reported for CAP purposes is estimated using a Black-Scholes option pricing model for purposes of this PVP calculation in accordance with the SEC rules. This model uses both historical data and current market data to estimate the fair value of options and requires several assumptions. The assumptions used in estimating fair value for awards granted and vesting during fiscal years 2025, 2024, and 2023 are as follows:

	2025	2024	2023
Risk-free interest rate	3.70% - 3.9%	3.6% - 4.7%	3.5% - 4.5%
Expected term (in years)	0.25 - 5.86	3.92 - 5.88	3.00 - 6.33
Expected volatility	108.9% - 173.4%	95.7% - 111.5%	90.8% - 99.4%
Expected dividend yield	—%	—%	—%

    The fair value of restricted stock units reported for CAP purposes is based on the closing market price of the Company’s common stock on the date of each vesting event and at the end of the period. The fair value of performance-based restricted stock units is based on the closing market price of the Company’s common stock on the date of each vesting event and at the end of the period and assumes that vesting is probable, consistent with the amount calculated in accordance with the provisions of ASC 718 and reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 17, 2026.

(4)     The dollar amounts reported represent the average of the amounts reported for our non-PEO NEOs for each corresponding year in the “Total” column of the Summary Compensation Table for such applicable year.

(5)    The Company’s total shareholder return (“TSR”) reflected in this column for each applicable fiscal year is calculated based on a fixed investment of $100 at the applicable measurement point on the same cumulative basis as is used in Item 201(e) of Regulation S-K.

(6)    The dollar amounts reported represent the amount of net income (or loss) reflected in the Company’s audited financial statements for the applicable year.

Pay Versus Performance Comparative Disclosure
The graphs below reflect the relationship between PEO CAP, average Non-PEO NEO CAP and the Company’s cumulative indexed TSR, (assuming an initial fixed investment of $100) for the fiscal years ended December 31, 2025, 2024 and 2023:

$18,000
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$-
Compensation Actually Piad ($000)
$90.00
$80.00
$70.00
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
$-
Value of $100 Investment from 12/31/22
FY2023
FY2024
FY2025
CAP to Dr. Craig ($000)
CAP to Dr. Ragan ($000)
CAP to non-PEO NEOs ($000)
TSR

The graph below reflects the relationship between the PEO CAP, and average Non-PEO NEO CAP and the Company’s Net Loss for the applicable reporting year.

$18,000
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$-
Compensation Actually Piad ($000)
$(30)
$(40)
$(50)
$(60)
$(70)
$(80)
$(90)
$(100)
$(110)
Net Loss (millions)
FY2023
FY2024
FY2025
CAP to Dr. Craig ($000)
CAP to Dr. Ragan ($000)
CAP to non-PEO NEOs ($000)
Net Loss ($ millions)

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2025

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
William E. Aliski, MPA (4)	$27,423	$—	$—	$27,423
Gary J. Bridger, Ph.D.	$58,560	$6,210	$—	$64,770
Françoise De Craecker	$50,891	$6,210	$—	$57,101
Alison Lawton (4)	$24,423	$—	$—	$24,423
David McGirr, M.B.A. (4)	$41,861	$6,210	$—	$48,071
Murray W. Stewart, M.D.	$56,500	$6,210	$—	$62,710
Keith Woods (4)	$35,506	$6,210	$—	$41,716
Michael S. Wyzga	$82,937	$6,210	$—	$89,147

(1)
For the period January 1, 2025 through August 11, 2025, Dr. Ragan, previously one of our directors who also served as our Chief Executive Officer and President for this period, did not receive any additional compensation for her service as a director. Dr. Ragan is a NEO and, accordingly, the compensation that we paid to Dr. Ragan is described under the “2025 Summary Compensation Table” and “Narrative Disclosure to Summary Compensation Table.” For the period August 12, 2025 through December 31, 2025, Dr. Craig, who serves as our Executive Chairman, did not receive any additional compensation for his service as a director. Dr. Craig is a NEO and, accordingly, the compensation that we paid to Dr. Craig is described under the “2025 Summary Compensation Table” and “Narrative Disclosure to Summary Compensation Table.”

(2)
The amounts reported in the “Stock Awards” column reflect the aggregate grant date fair value of restricted stock units awarded during 2025 computed in accordance with the provisions of ASC 718, which disregards any estimated forfeitures related to service-based vesting conditions for this purpose. See Note 16 to our consolidated financial statements appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 17, 2026, regarding assumptions underlying the valuation of equity awards. The amounts reported in this column reflect the accounting expense for these restricted stock units and do not correspond to the actual economic value that may be received by our directors upon the vesting and settlement of the restricted stock units or any sale of the underlying shares of common stock.

(3)
The aggregate number of shares subject to outstanding stock options held by each director listed in the table above as of December 31, 2025 was as follows: 2,261 shares for Dr. Bridger; 408 for Ms. De Craecker; 875 shares for Dr. Stewart; and 2,886 shares for Mr. Wyzga. Messrs. Aliski, McGirr, and Woods and Ms. Lawton did not hold any outstanding stock options as of December 31, 2025. In addition, the aggregate number of outstanding shares subject to restricted stock awards held by each director listed in the table above as of December 31, 2025 was as follows: 1,500 restricted stock units for Dr. Bridger; 1,500 restricted stock units for Ms. De Craecker; 1,500 restricted stock units for Dr. Stewart; and 1,500 restricted stock units for Mr. Wyzga. Messrs. Aliski, McGirr, and Woods and Ms. Lawton did not hold any outstanding restricted stock units as of December 31, 2025.

(4)
Mr. Aliski and Ms. Lawton resigned from our Board effective on the day of our annual meeting on June 9, 2025. Mr. McGirr and Mr. Woods resigned from our Board on August 22, 2025. The resignations of Mr. Aliski, Ms. Lawton, Mr. McGirr and Mr. Woods from the Board are not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

NARRATIVE TO DIRECTOR COMPENSATION TABLE
Non-Employee Director Compensation Policy
Pursuant to our non-employee director compensation policy in effect from January 1, 2025 through December 31, 2025, the initial equity grant to non-employee directors joining the Board consisted of 3,000 restricted stock units vesting in equal annual installments on the first three anniversaries of the date of grant, subject to the non-employee director’s continued service as a director. This vesting accelerates as to 100% of the restricted stock upon a change in control of the Company.

Further, on the date of our annual meeting of stockholders, each non-employee director that had served on our Board for at least six months was eligible to receive 1,500 restricted stock units vesting in full on the first anniversary of the date of grant (or the date of the next annual meeting, if such meeting was earlier than the anniversary of the grant), subject to the non-employee director’s continued service as a director, with 100% acceleration of vesting upon a change in control of the Company.

Furthermore, from January 1, 2025 through December 31, 2025, we paid our non-employee directors a cash retainer for service on the Board and for service on each committee on which the director was a member. The Chairman of the Board and the Chair of each committee received higher retainers for such service. These fees were payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment would be prorated for any portion of such quarter that the director was not serving on the Board, on such committee or in such position. Each of our directors was entitled to an annual cash fee of $40,000. The non-executive chairperson of our Board was entitled to receive an additional annual fee of $75,000. In addition, members of our committees of the Board were entitled to receive additional compensation as follows: (i) each non-chairperson member of the Audit Committee was entitled to receive an annual fee of $10,000, while the chairperson of the audit committee was entitled to receive an annual fee of $20,000; (ii) each non-chairperson member of the Compensation Committee was entitled to receive an annual fee of $6,000, while the chairperson of the Compensation Committee was entitled to receive an annual fee of $12,000; and (iii) each non-chairperson member of the nominating and corporate governance committee was entitled to receive an annual fee of $5,000, while the chairperson of the nominating and corporate governance committee was entitled to receive an annual fee of $10,000.

Such fees are summarized as follows:

	Annual Retainer Amount for Member (excluding Chair)	Annual Retainer Amount for Chair
Board of Directors	$40,000	$75,000
	Additional Annual Retainer Amount for Member (excluding Chair)	Additional Annual Retainer Amount for Chair
Audit Committee	$10,000	$20,000
Compensation Committee	$6,000	$12,000
Nominating and Corporate Governance Committee	$5,000	$10,000

We reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending meetings of the Board and any committee of the Board on which they serve.

On December 12, 2025, effective January 1, 2026, our Board of Directors approved an amendment to our non-employee director compensation policy such that the initial equity grant to non-employee directors joining the Board consists of 110,000 stock options vesting in one installment on the date of our 2027 Annual Meeting, subject to the non-employee director’s continued service as a director. This vesting accelerates as to 100% of the restricted stock upon a change in control of the Company.

Further, on the date of our annual meeting of stockholders, each non-employee director that had served on our Board for at least six months is eligible to receive 55,000 stock options vesting in full on the first anniversary of the date of grant (or the date of the next annual meeting, if such meeting was earlier than the anniversary of the grant), subject to the non-employee director’s continued service as a director through such date, with 100% acceleration of vesting upon a change in control of the Company.

In order to align the compensation of our non-employee directors with the compensation policy adopted on December 12, 2025, our Board of Directors granted each non-employee director 110,000 stock options effective as of January 1, 2026, subject to shareholder approval of an increase in the share pool of the 2017 Plan. For a further discussion of these contingent stock option awards, please see the discussion set forth under “Proposal 3 – Approval of the Second Amended and Restated 2017 Equity Incentive Plan, Increasing the Number of Shares Available for Issuance Under the Plan”.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2025:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b) (1)		Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (2)	38,309		$74.00	(2)	231,000	(5)
Equity compensation plans not approved by security holders (3)	12,042,409	(4)	$2.12	(4)	959,568
Total	12,080,718		$2.34		1,190,568

(1)	The weighted average exercise price is calculated based solely on outstanding stock options
(2)
Includes our 2017 Plan and our Amended and Restated 2017 Employee Stock Purchase Plan (“ESPP”). The number of securities in columns (a) and (b) do not include purchase rights accruing under the ESPP offering period that commenced November 17, 2025 as the number of shares to be issued for such offering period are not determined until the end of the offering period on May 15, 2026. However, column (c) includes such purchase rights accruing under the ESPP offering period. The maximum number of shares that can be purchased for each offering period is limited to $12,500 divided by the fair market value of the shares of our common stock on the first day of the applicable offering period.

(3)
Consists of our 2015 Employee, Director and Consultant Equity Incentive Plan (“2015 Plan”) and our 2019 Inducement Equity Incentive Plan (“2019 Plan”). Descriptions of the 2015 Plan and 2019 Plan are contained in Note 16 of the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 17, 2026. No further awards may be granted under the 2015 Plan.

(4)
Includes (i) shares of our common stock to be issued upon outstanding stock options under our 2015 Plan, which plan and awards were assumed in connection with our business combination with X4 Therapeutics, Inc. and (ii) shares of our common stock to be issued upon outstanding stock options under our 2019 Plan.

(5)
The 2017 Plan has an evergreen provision that allows for an annual increase in the number of shares available for issuance under the 2017 Plan to be added on the first day of each fiscal year, beginning with the fiscal year ended December 31, 2018 and continuing for each fiscal year until, and including, the fiscal year ending December 31, 2027. The evergreen provides for an automatic increase in the number of shares available for issuance equal to the least of (i) 4% of the outstanding number of shares of common stock on such date and (ii) an amount determined by our Board. The Equity Compensation Plan Information table above does not include the evergreen increase effective January 1, 2026. Any awards previously granted under our 2010 Special Stock Incentive Plan (the “2010 Plan”), and the Company’s 2011 Stock Incentive Plan, as amended (the “ 2011 Plan”), that expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company are added to shares available for issuance under the 2017 Plan. No further awards may be granted under the 2010 Plan or 2011 Plan.

TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES
Our Board of Directors has adopted a written related person transaction policy to set forth policies and procedures for the review of any transaction, arrangement or relationship in which our company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest.
If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related party transaction,” the related person must report the proposed related person transaction to our Chief Financial Officer. The policy calls for the proposed related person transaction to be reviewed and approved by our Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, Audit Committee will review and, in its discretion, may ratify the related person transaction. The policy also permits the Chair of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between Audit Committee meetings, subject to ratification by the Audit Committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.
A related person transaction reviewed under this policy will be considered approved or ratified if it is authorized by the Audit Committee in accordance with the standards set forth in the policy after full disclosure of the related person’s interests in the transaction. As appropriate for the circumstances, the policy provides that the Audit Committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than the terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•
any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee may approve or ratify the related person transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in our best interests. The Audit Committee may impose any conditions on the related person transaction as it deems appropriate. The policy also provides that transactions involving compensation of executive officers will be reviewed and approved by our Compensation Committee in the manner specified in its charter.
For purposes of the policy, we refer to certain related-party transactions below in which (a) we were a participant, (b) the amount involved exceeded or will exceed $120,000 and (c) one or more related persons had a direct or indirect material interest. Transactions involving compensation for services provided to us by an employee, director, consultant or individual performing in a similar capacity by a related person are not covered by this policy.

CERTAIN RELATED-PERSON TRANSACTIONS
Other than the executive officer and director compensation arrangements disclosed above under “Corporate Governance—Director Compensation” and “Executive Compensation,” there have been no transactions to which we were a party since January 1, 2024, in which the amount involved exceeded $120,000 and in which our directors, executive officers, holders of more than 5% of our common stock, or members of their immediate family had a direct or indirect material interest.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices and other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single copy of the Notice or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are X4 stockholders will be “householding” the Company’s proxy materials. A single copy of the Notice, Proxy Statement and Annual Report on Form 10-K, as applicable, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.
If you received a “householding” mailing this year and would like to have additional copies of the proxy materials mailed to you, please send a written request to X4 Pharmaceuticals, Inc., Attn: Corporate Secretary, 61 North Beacon Street, 4th Floor, Boston, MA 02134 or contact the Corporate Secretary at (857) 529-8300, and we will promptly deliver the proxy materials to you. Stockholders who currently receive multiple copies of the proxy materials and would prefer to receive a single copy in the future, or if you would like to opt out of “householding” for future mailings, please contact your broker.
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR NEXT YEAR’S ANNUAL MEETING
Pursuant to Rule 14a-8 of the Exchange Act, stockholders who wish to submit proposals for inclusion in the proxy statement for the 2027 Annual Meeting of Stockholders must send such proposals to our Corporate Secretary, c/o X4 Pharmaceuticals, Inc., 61 North Beacon Street, 4th Floor, Boston, Massachusetts 02134. Such proposals must be received by us as of the close of business (6:00 p.m. Eastern Time) on November 20, 2026 and must comply with Rule 14a-8 of the Exchange Act. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.
Our bylaws also establish an advance notice procedure if you intend to make a nomination for director election or present a proposal for other business (other than pursuant to Rule 14a-8 of the Exchange Act) at an annual meeting of stockholders. To be timely for our 2027 Annual Meeting of Stockholders, our Corporate Secretary must receive the written notice at our principal executive offices not later than the close of business on February 10, 2027 nor earlier than the close of business on January 11, 2027. In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must also comply with the additional requirements of Rule 14a-19(b), including providing the notice required under Rule 14a-19 to our Secretary in writing not later than the close of business on March 12, 2027. We advise you to review our bylaws, which contain additional requirements regarding the advance notice of stockholder proposals and director nominations, including the different notice deadlines in the event our annual meeting for 2027 is held more than 30 days before or 60 days after the anniversary of the Annual Meeting. Any such director nomination or stockholder proposal must be a proper matter for stockholder action and must comply with the terms and conditions set forth in our bylaws. If a stockholder fails to meet these deadlines or fails to satisfy the requirements of Rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. We reserve the right to reject, rule out of order or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

David Kirske
Chief Financial Officer, Treasurer and Corporate Secretary
March 20, 2026
A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC, is available without charge upon written request to: Corporate Secretary, X4 Pharmaceuticals, Inc., 61 North Beacon Street, 4th Floor, Boston, MA 02134.

ANNEX A
X4 Pharmaceuticals, Inc.
SECOND AMENDED AND RESTATED 2017 EQUITY INCENTIVE PLAN
(AS AMENDED AND RESTATED MAY 11, 2026)
1.Purpose
The purpose of this Second Amended and Restated 2017 Equity Incentive Plan (the “Plan”) of X4 Pharmaceuticals, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (t) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).
2.Eligibility
All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as such terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” “Award” means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), Restricted Stock Units (as defined in Section 7) and Other Stock-Based Awards (as defined in Section 8).
3.Administration and Delegation
a.Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.
b.Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.
c.Delegation to Officers. Subject to any requirements of applicable law (including as applicable Sections 152 and 157(c) of the General Corporation Law of the State of Delaware), the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of Awards to be granted by such officers, the maximum number of shares subject to Awards that the officers may grant, and the time period in which such Awards may be granted; and provided further, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1(t) under the Exchange Act).
4.Stock Available for Awards
a.Number of Shares; Share Counting.
i.Authorized Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to such number of shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) as is equal to the sum of:
1. 19,071 shares of Common Stock; plus

ANNEX A
2.such additional number of shares of Common Stock (up to 7,605 shares) as is equal to the sum of (x) the number of shares of Common Stock reserved for issuance under the Company’s 2010 Special Stock Incentive Plan, as amended, and the Company’s 2011 Stock Incentive Plan, as amended (the “Existing Plans”) that remain available for grant under the Existing Plans immediately prior to the effectiveness of the registration statement for the Company’s initial public offering and (y) the number of shares of Common Stock subject to awards granted under the Existing Plans which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options to any limitations of the Code); plus
3.an annual increase to be added on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2018 and continuing for each fiscal year until, and including, the fiscal year ending December 31, 2027, equal to the least of (i) 4% of the outstanding shares on such date and (ii) an amount determined by the Board; plus
4.an additional 1,500,000 shares of Common Stock.
5.Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. Notwithstanding anything to the contrary in this Section 4(a) and subject to adjustment under Section 9, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is 104,874.
ii.Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan:
1.all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;
2.if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR; and
3.shares of Common Stock delivered (by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations with respect to Awards (including shares retained from the Award creating the tax obligation) shall be added back to the number of shares available for the future grant of Awards.

ANNEX A
b.Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(l ), except as may be required by reason of Section 422 and related provisions of the Code.
5.Stock Options
a.General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.
b.Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of X4 Pharmaceuticals, Inc., any of X4 Pharmaceuticals, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Non-Qualified Option.” The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Non-Qualified Option.
c.Exercise Price. The Board shall establish the exercise price of each Option or the formula by which such exercise price will be determined. The exercise price shall be specified in the applicable Option agreement. The exercise price shall be not less than 100% of the Grant Date Fair Market Value (as defined below) of the Common Stock on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Grant Date Fair Market Value on such future date. “Grant Date Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows:
i.if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of grant; or
ii.if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices on the date of grant as reported by an over-the-counter marketplace designated by the Board; or
iii.if the Common Stock is not publicly traded, the Board will determine the Grant Date Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board may expressly determine otherwise. For any date that is not a trading day, the Grant Date Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A. The Board has sole discretion to determine the Grant Date Fair Market Value for purposes of the Plan, and all Awards are conditioned on the Participants’ agreement that the Administrator’s determination is conclusive and binding even though others might make a different determination.
d.Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

ANNEX A
e.Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.
f.Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:
i.in cash or by check, payable to the order of the Company;
ii.except as may otherwise be provided in the applicable Option agreement or approved by the Board, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;
iii.to the extent provided for in the applicable Option agreement or approved by the Board, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Board), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;
iv.to the extent provided for in the applicable Non-Qualified Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board) on the date of exercise;
v.to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board by payment of such other lawful consideration as the Board may determine; or
vi.by any combination of the above permitted forms of payment.
g.Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(b)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current fair market value of the Common Stock (valued in the manner determined by (or in the manner approved by) the Board) or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market (“NASDAQ”).
6.Stock Appreciation Rights
a.General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock (valued in the manner determined by (or in the manner

ANNEX A
approved by) the Board) over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.
b.Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Grant Date Fair Market Value of the Common Stock on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Grant Date Fair Market Value on such future date.
c.Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.
d.Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.
e.Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(b)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board) or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of NASDAQ.
7.Restricted Stock; Restricted Stock Units
a.General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests or is settled (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).
b.Terms and Conditions for All Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.
c.Additional Provisions Relating to Restricted Stock.
i.Dividends. Unless otherwise provided in the applicable Award agreement, any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Accrued Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Accrued Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock. (2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant

ANNEX A
has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.
d.Additional Provisions Relating to Restricted Stock Units.
i.Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company such number of shares of Common Stock or (if so provided in the applicable Award agreement) an amount of cash equal to the fair market value (valued in the manner determined by (or in a manner approved by) the Board) of such number of shares of Common Stock as are set forth in the applicable Restricted Stock Unit agreement. The Board may provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Section 409A of the Code.
ii.Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.
iii.Dividend Equivalents. The Award agreement for Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be settled in cash and/or shares of Common Stock and shall be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, in each case to the extent provided in the Award agreement.
8.Other Stock-Based Awards
a.General. The Board may grant other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.
b.Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.
9.Adjustments for Changes in Common Stock and Certain Other Events
a.Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules set forth in Section 4(a), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
b.Reorganization Events.

ANNEX A
i.Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.
ii.Consequences of a Reorganization Event on Awards Other than Restricted Stock.
1.In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unvested Awards will be forfeited immediately prior to the consummation of such Reorganization Event and/or unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b)(2), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.
2.Notwithstanding the terms of Section 9(b)(2)(A), in the case of outstanding Restricted Stock Units that are subject to Section 409A of the Code: (i) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 9(b)(2)(A)(i) and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 9(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (i) of Section 9(b)(2)(A), then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.
3.For purposes of Section 9(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such

ANNEX A
Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determines to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.
iii.Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.
10.General Provisions Applicable to Awards
a.Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that, except with respect to Awards subject to Section 409A of the Code, the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 10(a) shall be deemed to restrict a transfer to the Company.
b.Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.
c.Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

ANNEX A
d.Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.
e.Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Committee, a Participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Company);provided, however, except as otherwise provided by the Committee, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Common Stock having a fair market value (determined by, or in a manner approved by, the Company) that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Common Stock (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax (determined by, or in a manner approved by, the Company)) as the Company shall determine in its sole discretion to satisfy the tax liability associated with any Award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.
f.Amendment of Award. Except as otherwise provided in Sections 5(g) and 6(e) with respect to repricings and Section l l(d) with respect to actions requiring stockholder approval, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Non-Qualified Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 9.
g.Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
h.Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.
11.Miscellaneous
a.No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company

ANNEX A
expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.
b.No Rights As Stockholder; Clawback Policy. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued with respect to an Award until becoming the record holder of such shares. In accepting an Award under the Plan, a Participant agrees to be bound by any clawback policy the Company has in effect or may adopt in the future.
c.Effective Date and Term of Plan. The Plan shall become effective immediately prior to the effectiveness of the Company’s registration statement for its initial public offering (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.
d.Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that no amendment that would require stockholder approval under the rules of NASDAQ may be made effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.
e.Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.
f.Compliance with Section 409A of the Code. If and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.
The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not satisfy the conditions of that section.
a.Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection

ANNEX A
with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.
b.Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

X4 PHARMACEUTICALS

X4 PHARMACEUTICALS, INC.
61 N. BEACON STREET
4TH FLOOR
BOSTON, MA 02134

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VOTE BY INTERNET
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Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 10, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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V88900-P42358

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X4 PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR ALL the nominees:

	For All	Withhold All	For All Except
1. Election of Class III Directors for terms expiring in 2029.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Gary J. Bridger, Ph.D.
02) Françoise De Craecker
03) Murray W. Stewart, M.D.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V88901-P42358

X4 PHARMACEUTICALS

Annual Meeting of Stockholders
Monday, May 11, 2026 at 12:00 PM Eastern Time

This proxy is being solicited on behalf of the Board of Directors

Please vote, date and sign this Proxy on the reverse side and return it in the enclosed envelope.

The stockholder(s) hereby appoint(s) Adam Craig, M.D., Ph.D., John Volpone and David Kirske, and each of them, as proxies and attorneys-in-fact, each with the power to act without the other and with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this form, all of the shares of common stock of X4 Pharmaceuticals, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held live via the Internet at www.virtualshareholdermeeting.com/XFOR2026 at 12:00 PM Eastern Time on May 11, 2026 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the matter directed herein. If not such direction is made but the card is signed, this proxy will be voted in accordance with the Board of Directors' recommendations and in the discretion of the proxies with respect to such other business as may properly come before the meeting or any adjournment or postponement thereof. In the event that any of the nominees named on the reverse side of this form are unavailable for election or unable to serve, the shares represented by the proxy may be voted for a substitute nominee selected by the Board of Directors.

Continued and to be signed on reverse side.